ASSET PURCHASE AGREEMENT

                                  by and among

                              VERSYSS INCORPORATED,

                        PHYSICIAN COMPUTER NETWORK, INC.

                                       and

                             HOLBROOK SYSTEMS, INC.

                           ----------------------------

                           Dated as of April 26, 1999
                           ----------------------------



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                                TABLE OF CONTENTS
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

                                                                                                               Page

BACKGROUND........................................................................................................1

1.    PURCHASE AND SALE OF ASSETS.................................................................................1
      1.1.        Sale of Assets..................................................................................1
      1.2.        Retained Assets.................................................................................3
      1.3.        Instruments of Transfer.........................................................................5
      1.4.        Delivery of Possession..........................................................................5
      1.5.        Consents to Assignment..........................................................................5
      1.6.        Collection of Accounts Receivable...............................................................6
      1.7.        Certain Software Rights.........................................................................6
      1.7.1       XRTS............................................................................................6
      1.7.2       Jointly Owned Software..........................................................................7
      1.7.3.      Infringement....................................................................................9
      1.7.4.      Assignability..................................................................................10
      1.8.        Additional Ownership Rights....................................................................10

2.    PURCHASE PRICE.............................................................................................11
      2.1.        Consideration..................................................................................11
      2.2.        Allocations of Purchase Price..................................................................12

3.    ASSUMPTION OF LIABILITIES..................................................................................12
      3.1.        Assumption.....................................................................................12
      3.2.        Limitations on Assumption......................................................................13
      3.3.        Right of Enforcement and Settlement............................................................14

4.    CLOSING....................................................................................................14

5.    REPRESENTATIONS AND WARRANTIES OF THE SELLER...............................................................14
      5.1.        Existence and Authority........................................................................14
      5.2.        Authorization of Agreement.....................................................................15
      5.3.        Effect of Agreement, Etc.......................................................................15
      5.4.        Restrictions; Burdensome Agreements............................................................15
      5.5.        Governmental and Other Consents................................................................15
      5.6.        Statement of Net Assets; Revenues..............................................................16
      5.7.        Absence of Certain Changes or Events...........................................................16
      5.8.        Deferred Revenue Account.......................................................................16
      5.9.        Accounts Receivable............................................................................17
      5.10.       Accounts Payable...............................................................................17
      5.11.       Title to the Assets; Absence of Liens and Encumbrances, Etc....................................17
      5.12.       Contracts......................................................................................17
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      5.13.       End-Users......................................................................................19
      5.14.       Intellectual Property..........................................................................19
      5.15.       Real Estate Leases.............................................................................19
      5.16.       Compliance With Laws...........................................................................20
      5.17.       Litigation; Customer Complaints................................................................20
      5.18.       Labor Matters..................................................................................20
      5.19.       Taxes..........................................................................................21
      5.20.       Entire Business................................................................................21
      5.21.       Brokers........................................................................................21

6.    REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............................................................22
      6.1.        Organization, Etc..............................................................................22
      6.2.        Authorization of Agreement.....................................................................22
      6.3.        Effect of Agreement, Etc.......................................................................22
      6.4.        Governmental and Other Consents................................................................22
      6.5.        Restrictions; Burdensome Agreements............................................................23
      6.6.        Litigation.....................................................................................23
      6.7.        Brokers........................................................................................23

7.    PRE-CLOSING COVENANTS OF THE SELLER........................................................................23
      7.1.        Conduct of Commercial Business Pending the Closing.............................................23

8.    PRE-CLOSING COVENANTS OF THE PURCHASER AND THE SELLER......................................................24
      8.1.        Advice of Changes; Governmental Filings........................................................24
      8.2.        No Action......................................................................................24
      8.3.        Legal Conditions to Closing....................................................................24
      8.4.        Additional Agreements; Reasonable Efforts......................................................24
      8.5.        Confidentiality................................................................................24

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9.    POST-CLOSING COVENANTS.....................................................................................25
      9.1.        Further Assurances.............................................................................25
      9.2.        Non-Competition; Non-Disclosure................................................................25
      9.3.        Employee Matters...............................................................................26
      9.4.        The Facilities.................................................................................27
      9.5.        Renewal of Support Agreements and Reseller Agreements..........................................28
      9.6.        Hardware Purchases.............................................................................29
      9.7.        Printed Product Sales..........................................................................29
      9.8.        Additional Agreements..........................................................................30
      9.9.        Sublease.......................................................................................31
      9.10.       Warranty Obligations...........................................................................31
      9.11.       Year 2000 Updates..............................................................................31
      9.12.       Acquired Inventory.............................................................................32



10.   CLOSING CONDITIONS.........................................................................................32
      10.1.       Conditions to Obligation of Each Party to Effect the Closing...................................32
      10.2.       Additional Conditions to Obligations of Purchaser..............................................32
      10.3.       Additional Conditions to Obligation of the Seller..............................................34

11.   OBLIGATIONS OF PCN AND VERSYSS.............................................................................35

12.   INDEMNIFICATION............................................................................................35
      12.1.       Indemnification of the Purchaser...............................................................35
      12.2.       Indemnification of the Seller by the Purchaser.................................................36
      12.3.       Limitations on Indemnity.......................................................................36
      12.4.       Right to Defend, Etc...........................................................................38
      12.5.       Tax Effect.....................................................................................38
      12.6.       Settlement of Certain Claims...................................................................38

13.   GENERAL....................................................................................................39
      13.1.       Expenses, Etc..................................................................................39
      13.2.       Survival of Representations and Warranties.....................................................39
      13.3.       Waivers........................................................................................39
      13.4.       Definition of Knowledge........................................................................40
      13.5.       Binding Effect; Benefits.......................................................................40
      13.6.       Notices........................................................................................40
      13.7.       Records; Assistance............................................................................41
      13.8.       Entire Agreement...............................................................................41
      13.9.       Headings.......................................................................................42
      13.10.      Counterparts...................................................................................42
      13.11.      Governing Law; Submission to Jurisdiction......................................................42
      13.12.      Third Party Beneficiaries......................................................................42
      13.13.      Severability...................................................................................42
      13.14.      Publicity......................................................................................42
      13.15.      Amendments.....................................................................................42
      13.16.      Drafting Conventions...........................................................................42

14.   GLOSSARY...................................................................................................43

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                            ASSET PURCHASE AGREEMENT


         AGREEMENT,   dated  as  of  April  26,  1999,   by  and  among  VERSYSS
Incorporated, a Delaware corporation ("Versyss"), and Physician Computer Network, Inc., a New Jersey corporation ("PCN"), jointly and severally (the "Seller"), and Holbrook Systems, Inc., a Delaware corporation (the "Purchaser").


                                   BACKGROUND

         The Seller is engaged in the business of: (i) providing physicians, hospitals, medical clinics and other facilities providing medical services with practice management software systems and providing maintenance and support for such systems (whether conducted by Versyss, PCN or any of their respective Affiliates, the "Medical Business"); and (ii) selling or licensing software packages which provide such applications as payroll, accounts payable management, general ledger, billing, accounts receivable management, invoicing and inventory management to the industries listed on Schedule A hereto and providing maintenance and support for such businesses (the "Commercial Business"). Versyss is a wholly-owned subsidiary of PCN. The Seller desires to sell and the Purchaser desires to purchase certain assets of the Commercial Business on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.    PURCHASE AND SALE OF ASSETS

         1.1. Sale of Assets. On the terms and subject to the conditions set forth in this Agreement, the Seller agrees to sell, convey, transfer, deliver and assign to the Purchaser, and the Purchaser agrees to purchase, on the Closing Date (as hereinafter defined), all of the Seller's tangible and intangible assets, rights, interests and properties of every kind, wherever located and by whomever possessed, to the extent used by the Seller in and material to the conduct of the Commercial Business (as currently and, with respect to the current business lines of the Commercial Business, historically, conducted), other than Retained Assets (as defined in Section 1.2 hereof), as the same may exist on the Closing Date (the "Assets"). The Asset include, without limitation, the following:

                  (a) the Commercial Business as a going concern and the goodwill pertaining thereto;

                  (b) all customer lists to the extent utilized in the Commercial Business;

                  (c) all rights of the Seller, its successors and assigns under
all  license,  sublicense,   service,   development,   maintenance  and  support
agreements (whether related to

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computer software, hardware or both), between the
Seller and any licensee, sublicensee or user ("End-Users") of the products or services of the Commercial Business (collectively, the "End- User Agreements");

                  (d) all rights of the Seller, its successors and assigns under all distribution, resale, business partner and like agreements between the Seller and any reseller or distributor ("Resellers") of the software products sold, licensed or supported by the Commercial Business to the extent related to the software products of the Commercial Business (collectively, "Reseller Agreements");

                  (e)  subject  to  Sections  1.7  and  1.8,  all  source-codes, object-codes, manuals and other documentation and materials (whether or not in written form) and all versions thereof, together with all other patents, licenses, trademarks, service marks, tradenames (whether registered or unregistered), copyrights, proprietary computer software, proprietary inventions, proprietary technology, technical information, discoveries, designs, proprietary rights and non-public information, whether or not patentable, in each case, listed on Schedule 1.1(e) hereto (collectively, the "Intellectual Property");

                  (f) all accounts and other receivables of the Commercial Business (the "Accounts Receivable");

                  (g) all items of equipment (including, but not limited to, the telephone handsets, conferencing units and telephone switch located and/or installed at the premises located at 140 Gould Street, Needham, Massachusetts (the "Telephone Equipment")), machinery, furniture or fixtures: (i) listed on
Schedule 1.1(g) hereto; and/or (ii) used solely or exclusively by the Seller in connection with the operation of the Commercial Business (except for other casual or de minimis uses) (collectively, the "Equipment");

                  (h) the Seller's rights under the equipment leases described on Schedule 1.1(h) hereto (the "Equipment Leases");

                  (i) copies of all books of account, records, files, invoices, customer lists, supplier lists, designs, drawings, business records and plans, computer print-outs and software, plans and specifications, warranties, trade correspondence, sales or promotional literature, operating data and other books and records related to the Commercial Business as it is conducted on the Closing Date (all of which are collectively referred to hereinafter as "Books and Records");

                  (j)  the  right  to  receive  mail  and  other  communications regarding the Commercial Business addressed to the Seller or any of its Affiliates (including, without limitation, mail and communications from End-Users, customers, suppliers, Resellers, distributors, agents and others);

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                  (k) all creative  materials  (including,  without  limitation, films, art work, color separations and the like), advertising and promotional materials and all other printed or written materials related primarily to the Commercial Business, its products or services;

                  (l) all claims, refunds, causes of action, choses in action, rights of recovery and rights of set-off of every kind and nature related to the Commercial Business, except to the extent related to the Retained Liabilities;

                  (m) the items of inventory of computer hardware, operating system software, parts and related equipment identified on Schedule 1.1(m) hereto, all of which: (i) have been paid for by the Seller; and (ii) were purchased by the Seller on account of a customer for which an Account Receivable exists (all such items referred to herein as "Acquired Inventory"); and

                  (n) Subject to Section 1.8 hereto, the name "VERSYSS" and all permutations thereof.

                  For purposes of this Agreement, the term "Affiliate" shall mean any entity that directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with any other entity or, in the case of an individual, any spouse or child sharing the same residence. For purposes of this definition, "control" of a person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether by contract or otherwise.

         1.2. Retained Assets. The following properties, assets, rights and interests of the Seller (the "Retained Assets") are expressly excluded from the purchase and sale contemplated hereby and, as such, are not included in the
Assets:

                  (a) all real property not identified or otherwise described in Section 1.1;

                  (b)      the Seller's rights under this Agreement;

                  (c) except for the assets described in, and subject to the provisions of, Sections 1.7 and 1.8 hereof, all assets of the Seller and its Affiliates used in or relating to the Medical Business unless such use or relationship is only casual or de minimus;

                  (d) all cash, cash equivalents and marketable securities of the Seller its Affiliates, including, without limitation, and subject to Section 9.7(a) hereof, any and all security deposits;

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                  (e)      any inventory of computer hardware,  operating system
                           software, parts and related equipment (whether or not useable in the Commercial Business) other than the Acquired Inventory;

                  (f) any and all rights of the Seller and its Affiliates in and to or in respect of any telephone systems (other than the Telephone Equipment), support call systems or accounting and other management information systems (whether or not used or useable in the Commercial Business);

                  (g) any and all rights of any one or more of the Seller its Affiliates under or with respect to any original equipment manufacturing or similar agreement (each an "OEM Agreement"), including, without limitation, the OEM Agreements between PCN and each of IBM and Esker;

                  (h) any and all rights of the Seller under the Software License and Support Agreement regarding the Datatrak Publishers Management Software;

                  (i)      any and all of the  rights  of the  Seller  under the
                           Reseller   Agreements   for   VERSYSS   Solution/RISC
                           products between any Reseller and the Seller (the "Risc Agreements");

                  (j) any and all rights of the Seller with respect to any of the assets and agreements referred to on Schedule
                           5.20 hereto and the assets and agreements (x) used in providing or reasonably related to the services to be provided by PCN to the Purchaser under the Transition Services Agreement (as defined in Section 10.2(e)(i) hereof) or (y) used in providing the services to be provided under the Hardware Services Agreement (as defined in Section 10.2(e)(ii) hereto);

                  (k) any and all rights to or arising under any license agreement between the Seller and any third party regarding the use by the Seller of any source- codes, object-codes, copyrights, proprietary computer software, proprietary inventions, proprietary technology, technical information, and proprietary rights other than those included in the definition of Intellectual Property or materially related thereto;

                  (l) any assets used by the Seller in connection with any one or more of the sale, distribution and maintenance of any computer hardware or operating system software products; and

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                  (m)      any assets of the Seller,  the use of or relationship
                           to the Commercial Business of which is only casual or de minimus nature.

         For purposes of Section 1.2(c) above, the Seller agrees that the items listed in clauses (a) through (n) of Section 1.1 above shall be conclusively deemed, for all purposes, not to be used in or related to the Medical Business.

         1.3. Instruments of Transfer. On the Closing Date, the Seller will deliver to the Purchaser, or will cause to be delivered to the Purchaser, duly executed instruments of transfer and assignment in form and substance reasonably satisfactory to the Purchaser and its counsel, sufficient to vest in the Purchaser good and valid title to, and all of the Seller's right, title and interest in and to, the Assets, including, without limitation, one or more of each of the following:

                  (a)      a bill of sale;

                  (b)      an assumption agreement;

                  (c) an instrument of transfer and assignment of the Intellectual Property;

                  (d) assignments by either Versyss or PCN, as the case may be, of their rights under all End User Agreements, Reseller Agreements, Equipment Leases, the Assumed Lease (as defined below) and any other contracts, licenses, and similar instruments which are included in the Assets; and

                  (e) such other instruments of transfer and assignment as may be reasonably necessary to transfer and assign the Assets to the Purchaser.

         1.4. Delivery of Possession. At the Closing, the Seller will deliver possession to the Purchaser of the Assets, at the locations where, in the ordinary course of business, such are usually and customarily located.

         1.5. Consents to Assignment. Any other provision of this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign or otherwise sell, convey or transfer any concession, claim, contract, license, lease, commitment, sales order, or purchase order, or any benefit arising thereunder or resulting therefrom, if an attempted assignment thereof, without the consent required or necessary for such assignment, would constitute a breach thereof or in any way adversely affect the rights of the Purchaser or the Seller thereunder. If such consent is not obtained, or if an attempted assignment would be ineffective or would adversely affect the Seller's rights thereunder so that the Purchaser would not in fact receive all such rights, the Seller shall cooperate in any arrangement the Purchaser may at its option reasonably request in writing to provide for the Purchaser the benefits under any such concession, claim, contract, license, lease, commitment or order, including enforcement for the benefit of the

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Purchaser  of any and all rights of the Seller  with  respect to the  Commercial
Business against any other party thereto arising out of the breach or cancellation thereof by such party or otherwise; provided, however, that nothing contained in this Section 1.5 shall relieve the Seller of any obligation provided for elsewhere in this Agreement to obtain any such consent or approval or shall affect the liability, if any, of the Seller, and the rights, if any, of the Purchaser, pursuant to this Agreement, for the failure of the Seller to have disclosed the need for, and for having failed to obtain, any such consents or approvals.

         1.6. Collection of Accounts Receivable. From and after the Closing Date, the Seller shall: (i) instruct all account debtors of any Accounts Receivable or other accounts receivable created by the Purchaser following the Closing with respect to the Commercial Business (together with the Accounts Receivable, the "Purchaser Receivables") to forward all checks or other forms of payment on account of any Purchaser Receivable (each a "Payment") directly to the Purchaser; and (ii) promptly deliver to the Purchaser all Payments received by the Seller.

         1.7.     Certain Software Rights.

                  1.7.1 XRTS. (a) Set forth on Schedule 1.7.1(a) hereto is a description of the software programs generally referred to as "XRTS" (together with all updates, enhancements and modifications made thereto, the "XRTS-Code"). The XRTS-Code is included in the Assets to be acquired by the Purchaser in accordance with the terms of this Agreement, provided, however, that, from and after the Closing, notwithstanding the transfer and assignment by the Seller of all of its rights in and to the Assets to the Purchaser, the Seller shall maintain with the Purchaser joint ownership in and to the source-codes for the XRTS Code.

                  (b) For a period of three (3) years following the Closing Date, the Seller shall deliver, or cause to be delivered, to the Purchaser any updates, enhancements and modifications made by any one or more of the Seller and its Affiliates to the XRTS-Code promptly following the first date on which any such update, enhancement or modification is first made generally available to customers of the Medical Business.

                  (c) For a period of three (3) years following the Closing Date, the Purchaser shall deliver, or cause to be delivered, to PCN any updates, enhancements and modifications made by any one or more of the Purchaser and its Affiliates to the XRTS-Code promptly following the first date on which any such update, enhancement or modification is first made generally available to customers of the Commercial Business.

                  (d) The Purchaser shall have the right to use, sell, license, relicense and sublicense the XRTS-Code in its discretion; provided, however, that: (i) the Purchaser will only sell, license, relicense, sublicense and distribute the XRTS-Code: (x) in conjunction with, and bundled as a part of, application software products of (A) the Commercial Business as conducted by the Purchaser following the Closing and (B) any other business lines established by the

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Purchaser  after the  Closing  Date  (such  business  lines,  together  with the
Commercial Business, the "Purchaser Business"); or (y) to then current end-users (including, without limitation, End- Users) of the application software products of the Purchaser Business as conducted by the Purchaser following the Closing; and (ii) notwithstanding the foregoing, under no circumstances will the Purchaser sell, license or sublicense any of the XRTS-Code to any person or entity engaged in, or use the XRTS-Code in connection with, the Practice Management System Business (as hereinafter defined) (whether conducted by PCN, Versyss or any other person), including, without limitation, by licensing the XRTS-Code to any physician or other healthcare provider or any publisher or reseller of any physician practice management software products. As used herein, the "Practice Management System Business" shall mean (A) the Medical Business and (B) the business of providing physicians, hospitals, medical clinics and other facilities providing medical services with practice management software systems and/or clinical patient record systems and providing maintenance and support for any such systems (whether such business is conducted by Versyss, PCN, any of their respective Affiliates, successors or assigns, the Purchaser, any of its Affiliates or any third party).

                  (e) The Seller agrees that, from and after the Closing, none of the Seller nor any of its Affiliates or their respective successors or assigns, will sell, license, relicense, sublicense or distribute the XRTS-Code, including, without limitation, any enhancement, upgrade or modifications thereto, either directly or indirectly, in source-code or object-code form, to any Reseller (in connection with the Commercial Business), any End-User or any other person, for use of any kind in connection or competition with the Commercial Business.

                  (f) Subject to the  provisions  of Sections  1.7.1(a)  through
(e), neither the Seller, on the one hand, nor the Purchaser, on the other hand, shall have any obligation to account to the other for any use of the XRTS-Code, including, without limitation, any revenues derived from the sale or license thereof, or provide any enhancements or upgrades made with respect thereto.

                  (g) Except as specifically provided in Article V hereto, the XRTS-Code, including, without limitation, any updates, modification or enhancements thereto, are, and will in the future be, provided to the Purchaser on an "AS IS" basis only. Accordingly, and without limiting the generality of the foregoing, except as specifically provided in Article V hereto, the Seller has not or does not make any representations or warranties of any kind, express or implied, with respect to the XRTS-Code, including, without limitation, representations or warranties of merchantability or of fitness for a particular purpose.

                  (h) All updates, modification or enhancements to the XRTS-Code provided by the Purchaser to PCN in accordance with the provisions of Section 1.7.1(c) above in the future be provided to the Purchaser on an "AS IS" basis only.

         1.7.2 Jointly Owned Software. (a) Set forth on Schedule 1.7.2(a) hereto is a list of certain software programs used by Versyss and/or PCN in both the Commercial Business and

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the Medical  Business  (the  "Jointly  Owned  Programs"  and,  together with the
XRTS-Code, the "Designated Software"). The Jointly Owned Programs are included in the Assets to be acquired by the Purchaser in accordance with the terms of
this  Agreement;   provided,   however,   that,  from  and  after  the  Closing,
notwithstanding the transfer and assignment by the Seller of all of its rights in and to the Assets to the Purchaser, Versyss and/or PCN, as applicable, shall maintain with the Purchaser joint ownership in and to the source-codes for the Jointly Owned Programs.

                  (b) Subject to the provisions of this Section 1.7, from and after the Closing, none of Versyss or PCN, their Affiliates or their respective successors or assigns, on the one hand, nor the Purchaser, on the other hand, shall have any obligation to account to the other for any use or ownership of the Jointly Owned Programs, including, without limitation: (i) any revenues derived from the sale, license or support thereof; or (ii) any enhancements or upgrades made with respect thereto; provided, however, that, from and after the
Closing: (x) none of the Purchaser, its Affiliates or their respective successors or assigns will sell, license, sublicense or distribute any of the Jointly Owned Programs to any person or entity engaged in, or use the Jointly Owned Programs in connection with, the Practice Management System Business (whether conducted by PCN, Versyss or any other person), including, without limitation, by licensing the Jointly Owned Program to any physician or other healthcare provider or any publisher or reseller of any physician practice management software products; and (ii) none of Versyss, PCN, their respective Affiliates or any of their respective successors and assigns will sell, license, sublicense or distribute the Jointly Owned Programs, including, without limitation, any enhancement, upgrade or modifications thereto, either directly or indirectly, in source-code or object-code form, to any Reseller (in connection with the Commercial Business), any End- User or any other person in connection with the Commercial Business.

                  (c) For a period of three (3) years following the Closing Date, the Purchaser shall deliver, or cause to be delivered, to PCN any updates, enhancements and modifications made by any one or more of the Purchaser and its Affiliates to the Jointly Owned Programs promptly following the first date on which any such update, enhancement or modification is first made generally available to customers of the Commercial Business.

                  (d) For a period of three (3) years following the Closing Date, the Seller shall deliver, or cause to be delivered, to the Purchaser any updates, enhancements and modifications made by any one or more of the Seller and its Affiliates to the Jointly Owned Programs promptly following the first date on which any such update, enhancement or modification is first made generally available to customers of the Medical Business.

                  (e) Except as specifically provided in Article V hereto, the Jointly Owned Programs, including, without limitation, any updates, modification or enhancements thereto, are, and will in the future be, provided to the Purchaser on an "AS IS" basis only. Accordingly, and without limiting the generality of the foregoing, except as specifically provided in Article V hereto, the Seller has not and does not make any representations or warranties of any kind, express or implied, with respect to the Jointly Owned Programs, including, without limitation, representations or warranties of merchantability or of fitness for a particular purpose.

                  (f) All updates, modification or enhancements to the Jointly Owned provided by the Purchaser to the Seller in accordance with the provisions of Section 1.7.2(c) above in the future be provided to the Purchaser on an "AS IS" basis only.

                  (g) During the Support Period (as defined below), so long as the Purchaser is providing such services to any other person or entity (including, without limitation, any customer of the Purchaser), the Purchaser shall, for no fee, provide to the Seller the Second and Third Level Support Services (as such terms are commonly defined in the computer software industry) with respect to the use and operation of the Jointly Owned Programs identified on Schedule 1.7.2(g). As used herein, the "Support Period" shall mean the period commencing on the Closing Date and ending on the third anniversary of the Closing Date; provided, however, that the Support Period shall automatically renew for additional renewal terms of one year unless terminated by either party on not less than 90 day prior written notice to the other party prior to the end of the then current term.

                  (h) During the Support Period, so long as PCN is providing such services to any other person or entity (including, without limitation, any customer of the PCN), PCN shall, for no fee, provide to the Purchaser the Second and Third Level Support Services (as such terms are commonly defined in the computer software industry) with respect to the use and operation of the XRTS-Code.

         1.7.3. Infringement. (a) In the event that either the Seller or the Purchaser becomes aware that any third party is infringing on the rights of the Seller and/or the Purchaser with respect to any of the Designated Software, such party shall promptly inform the other of such fact. Except to the extent covered by Section 12 hereof, to the extent that any third party is infringing on the rights of the Purchaser with respect to the Designated Software, the Purchaser or its designee shall have the first right, but not the obligation, to institute an infringement action against such third party. If the Purchaser does not institute an infringement proceeding against the offending third party, the Seller shall have the right, but not the obligation, to institute such an action. Notwithstanding the foregoing, the Seller and the Purchaser shall have equal rights to institute an infringement action against any third party who either such party believes is infringing on any one or more of the Designated Software. Except to the extent covered by Section 12 hereof: (i) the costs and expenses of any such action (including, without limitation, the fees and disbursements of counsel) shall be borne by the party instituting the action; and (ii) any award paid by third parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be paid to the party instituting and maintaining such action.

                  (b) In the event that either the Purchaser or the Seller receives notice or otherwise becomes aware that the use of any of the Designated Software infringes, or allegedly infringes, on the rights of any third party, such party shall promptly notify the other party. Except to the extent covered by Section 12 hereof, in the event that an action for infringement is commenced against the Purchaser or any of its Affiliates as the result of any development, sale, license or use by the Purchaser or any of its Affiliates of all or any portion of the Designated Software (or against the Seller or any of its Affiliates if such action relates, or could relate to any development, sale, license or use by the Purchaser or any of its Affiliates at such time or in the future) the Purchaser or its Affiliate, as the case may be, shall have the right, but not the obligation, to defend such action at its own cost and expense. In the event that the Purchaser elects not to defend any such action, the Seller shall have the right, but not the obligation, to defend such action at its own cost and expense; provided, however, that under no circumstances shall either the Purchaser or the Seller settle or compromise any such action in any manner which places any obligation of any kind on the other or any of its Affiliates or in any way restricts the use of any of Designated Software without the prior written consent of such party. Notwithstanding the foregoing, each of the Seller and the Purchaser shall have an equal right to defend any such action at its own cost and expense.

                           (c)      The Seller shall render to the Purchaser all
reasonable assistance that may be required by the Purchaser in the enforcement or defense of its permitted uses of the Designated Software. The Purchaser shall render to the Seller all reasonable assistance that may be required by the Seller in the enforcement or defense of its permitted uses of the Designated Software.

                           (d)      Nothing contained in this Section 1.7.3
shall in any way be deemed to limit or modify any of the representations or warranties of the Seller contained in Article V hereto, including, without limitation, the representations and warranties contained in Section 5.14 hereto.

                  1.7.4. Assignability. The rights granted to the Purchaser in this Section 1.7 with respect to Designated Software shall be transferrable by the Purchaser to any other person or entity so long as: (i) such person or entity is not engaged in the Practice Management System Business; and (ii) prior to any such transfer or assignment, the transferee thereof enters into a written agreement pursuant to which, for the benefit of PCN and Versyss, such transferee agrees to be bound by the terms and conditions of this Section 1.7.

                  1.8. Additional Ownership Rights. (a) The name "VERSYSS" and all permutations thereof are included in the Assets to be acquired by the Purchaser in accordance with the terms of this Agreement; provided, however, that, from and after the Closing, notwithstanding the transfer and assignment by Versyss and PCN of all of their rights in and to the Assets to the Purchaser, Versyss and/or PCN, as applicable, shall maintain with the Purchaser joint ownership in and to the name VERSYSS and all permutations thereof; provided, however, that Seller will not, and will not authorize any assignee or other third party to, use the name "VERSYSS" in connection with the sale, marketing or distribution or any product or services (other than those products and services provided to customers of the Medical Business) of or in competition with the Commercial Business. Anything contained in this Agreement to the contrary notwithstanding, from and after the Closing Date, until such time, if ever, as the Seller relinquishes its rights in and to the name VERSYSS as provided below, the Purchaser will only use such name as part of a corporate, brand or trade name which clearly, and to the reasonable satisfaction of the Seller, relates to the operation of Commercial Business, such as, by way of example only, the "VERSYSS Commercial Business" except to the extent that such name (i) appears on any written or printed document or instrument for the limited purpose of using the Commercial Business' existing supply of such documents or instruments or
(ii) is incorporated into or used as a part of any software product used by any End-User or Reseller on the Closing Date.

                  (b) If at any time after the Closing Date, none of PCN, Versyss or their respective Affiliates use the name "VERSYSS" (whether alone or in combination with other names or words) in a substantive way in connection with the sale, licensing or marketing of any of their products for a period of twelve consecutive months, PCN and Versyss shall be conclusively deemed to have abandoned their joint ownership interest in such name and the Purchaser shall thereupon without further action of any kind become the sole owner thereof. Upon any such abandonment, PCN and Versyss shall cease all further use of the "VERSYSS" name except for: (i) de minimis temporary uses such as exhausting on-hand supplies of form documents or marketing materials that may contain a reference to such name; (ii) use as part of any products of Versyss or PCN distributed to customers or resellers prior to the date of such abandonment; or
(iii) any other temporary transitional use requested by PCN and consented to in writing by the Purchaser, which consent shall not be unreasonably withheld. Following any such abandonment, PCN and Versyss shall promptly execute any and all documents or instruments reasonably requested by the Purchaser to evidence the Purchaser's sole ownership of all rights, title and interest in and to the name "VERSYSS". From and after the date of such abandonment, the Purchaser shall be deemed to have granted to Versyss a perpetual, royalty-free license to use the name "VERSYSS" as its corporate name and in connection with any contract, agreement or document (including, without limitation, any UCC-1 Financing Statement) in effect as of the date of such abandonment or any amendment or modification thereto.


2.       PURCHASE PRICE

                  2.1. Consideration. The aggregate purchase price to be paid by the Purchaser in full consideration for the Assets shall be as follows (collectively the "Purchase Price"):

                  (a) $3,600,000 in immediately available funds (the "Cash Payment") which amount shall be payable by wire transfer at the Closing to an account designated by the Seller prior to the Closing Date; and

                  (b) the assumption by the Purchaser at the Closing of the Assumed Liabilities (as hereinafter defined) as provided in Section 3.1 hereof.

                  2.2. Allocations of Purchase Price. Within thirty (30) days following the Closing Date, the Purchaser shall prepare a schedule of the allocation of the Purchase Price. Subject to the consent of the Seller, which shall not be unreasonably withheld, the Seller and Purchaser shall use and cause to be used such schedule of the allocation for all federal, state and local income tax purposes, including, without limitation, the preparation and filing of their respective counterparts of Form 8594 (or any other form hereafter mandated by the Internal Revenue Service ("IRS")) as required by the regulations under Section 1060 of the Internal Revenue Code of 1986, as amended ("Code").


3.       ASSUMPTION OF LIABILITIES

                  3.1. Assumption. Upon transfer of the Assets on the Closing Date, and subject to Section 3.2 hereof, the Purchaser will assume and thereafter pay, perform and discharge, when due, to the extent not paid, performed or discharged by the Seller on or before the Closing Date, the Assumed Liabilities. As used herein the term "Assumed Liabilities" means, collectively:

                  (a) all liabilities and obligations of the Seller for the accounts payable set forth on Schedule 3.1(a) (the "Accounts Payable"), the total of which accounts payable set forth on said Schedule is $91,147.41;

                  (b) all  liabilities  and obligations of the Seller to provide to End Users maintenance and support services for the application software products of the Commercial Business to the extent such obligation is included as a deferred software maintenance obligation on Schedule 3.1(b) hereto (which schedule sets forth such deferred software maintenance obligations of $1,386,735.30 as of April 23, 1999 (the "Schedule Date") as the same may exist on the Closing Date and all such liabilities and obligations arising in the ordinary course of business since the Schedule Date (the "Deferred Software Maintenance Obligation");

                  (c) all  liabilities  and obligations of the Seller to provide to End Users maintenance and support services for computer hardware, operating system software, parts and related equipment to the extent such obligation is included as a deferred hardware maintenance obligation on Schedule 3.1(c) hereto (which schedule sets forth such deferred hardware maintenance obligations of $604,670.81 as of the Schedule Date) as the same may exist on the Closing Date and all such liabilities and obligations arising in the ordinary course of business since the Schedule Date (the "Deferred Hardware Maintenance Obligation"); and

                  (d) the liabilities and obligations arising under or with respect to each End User Agreement, each Reseller Agreement, each Equipment Lease Agreement and each of the other agreements referred to on Schedule 3.1(d) hereto, in each case, on or after the Closing Date, including, without limitation, any obligations of the Seller and its Affiliates under any End User Agreement related to the sale, installation, training and service of the products of the Commercial Business whether arising on, before or after the Closing Date.

                  Nothing contained in this Section 3.1 is intended to, or shall be construed so as to create any third party beneficiaries of this Agreement or otherwise confer any rights upon any person, firm or corporation that is not a party hereto, including, without limitation, any employee or customer of the Seller, the Purchaser or any of their respective Affiliates. Without in any way limiting the foregoing, it is not the intention of either the Purchaser or the Seller that the assumption by the Purchaser of the Assumed Liabilities shall in any way enlarge the rights of third parties under contracts or arrangements with the Purchaser or the Seller. Nothing contained herein shall prevent the Purchaser from contesting in good faith any of the Assumed Liabilities with any third party.

                  3.2. Limitations on Assumption. Any other provision of this Agreement to the contrary notwithstanding, neither the Purchaser nor any of its Affiliates will or does assume any liability or obligation of the Seller (whether now existing or hereafter arising, whether known or unknown) not expressly assumed pursuant to Section 3.1 hereto (all liabilities and obligations not so assumed collectively referred to as the "Retained Liabilities"). Without limiting the generality of the foregoing, Retained Liabilities shall include, without limitation, the following:

                           (a)      liabilities of or claims against the Seller
arising out of the actions, suits or proceedings listed on Schedule 3.2(a) hereto;

                           (b)      liabilities or obligations incurred as a
result of activities of the Seller, its Affiliates and their respective successors and assigns after the Closing Date;

                           (c)      all liabilities and obligations of the
Seller, its Affiliates to the extent not arising in connection with, incurred by, or relating to, the operation of the Commercial Business or the use or ownership of the Assets prior to the Closing;

                           (d)      liabilities and obligations for or in
respect of indebtedness forborrowed money;

                           (e)      the fees and expenses of Seller's counsel,
accountants and other experts in connection with the transactions contemplated hereby;

                           (f)      liabilities or obligations for any domestic
(federal, state or local) or foreign taxes due as the result of the operation of the Commercial Business prior to the Closing Date or due on account of the ownership or use of the properties and assets of the Commercial Business prior to the Closing Date or interest or penalties relating thereto;

                           (g)      all liabilities and obligations of the
Seller with respect to any real property leases other than to the extent provided in the Sublease (as defined in Section 9.9 below);

                           (h)      all liabilities and obligations for the (i)
Stay Put Bonuses (as defined in Section 5.18(c)), (ii) any sales commissions other than Assumed Commissions (as defined in Section 9.3(c)); and (iii) any matching contributions required to be made to PCN's 401(k) plan on account of any employee of the Commercial Business arising on or prior to the Closing Date ; or

                           (i)      all liabilities and obligations arising
under the Risc Agreements.

                  3.3. Right of Enforcement and Settlement. From and after the Closing Date, the Purchaser will have complete control over the payment, settlement or other disposition of the Assumed Liabilities and the right to commence, conduct and control all negotiations and proceedings with respect thereto. The Seller will notify the Purchaser promptly of any claim made with respect to any such Assumed Liabilities and will not, except with the Purchaser's prior written consent, voluntarily make any payment of, settle or offer to settle, or consent to any compromise or admit liability with respect to any such Assumed Liabilities. The Seller will cooperate with the Purchaser in any reasonable manner requested by the Purchaser in connection with any negotiations or proceedings involving any Assumed Liabilities.

4.       CLOSING

                  The closing of the transactions to be effected hereunder (the "Closing") will take place as soon as practicable (but in no event later than the second business day after the latest to occur of the conditions set forth in
Section 10 hereof having been fulfilled or having been waived in accordance with this Agreement) (the "Closing Date"). The Closing shall take place at the offices of Gordon Altman Butowsky Weitzen Shalov & Wein, 114 West 47th Street, 20th Floor, New York, New York 10036-1510 or at such other place as the parties hereto may agree.


5.       REPRESENTATIONS AND WARRANTIES OF THE SELLER

                  The Seller hereby represents and warrants to and agrees with the Purchaser that the following are true and correct as of the date hereof and as of the Closing Date:

                  5.1. Existence and Authority. (a) Versyss is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and PCN is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Versyss and PCN are authorized or licensed to do business in each jurisdiction in which the character and location of its assets or the nature of its business makes such qualification necessary, except to the extent that the failure to so qualify would not have a material adverse effect on Versyss, PCN or the Commercial Business. Each of Versyss and PCN has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and has all requisite power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as it is presently being conducted.

                  (b) The principal executive offices of PCN and Versyss are located at 1200 The American Road, Morris Plains, New Jersey. The principal operating offices of Versyss are located at 15 Crawford Street, Needham, Massachusetts. Since January 1, 1994, the name of Versyss has been "Versyss Incorporated" and it has neither used nor done business under any other name in any jurisdiction and the name of PCN has been "Physician Computer Network, Inc." and it has neither used nor done business under any other name in any jurisdiction.

                  5.2. Authorization of Agreement. The execution, delivery and performance of this Agreement and the Ancillary Documents (as hereinafter defined) by Versyss and PCN, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action. This Agreement and the applicable Ancillary Documents have been duly and validly executed and delivered by Versyss and PCN. This Agreement and the applicable Ancillary Documents constitute valid and binding obligations of Versyss and PCN, each enforceable in accordance with its terms.

                  5.3. Effect of Agreement, Etc. Except as set forth on Schedule
5.3 hereto, the execution, delivery and performance of this Agreement and the applicable Ancillary Documents by Versyss and PCN and consummation by Versyss and PCN of the transactions contemplated hereby and thereby, will not, with or without the giving of notice and the lapse of time, or both: (a) violate any provision of law, statute, rule, regulation or executive order to which PCN, Versyss, the Commercial Business or the Assets is subject; (b) violate any judgment, order, writ or decree of any court to which PCN, Versyss, the Commercial Business or the Assets is subject; or (c) result in the breach of or conflict with any material term, covenant, condition or provision of, result in or permit any other party to cause the modification or termination of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Assets pursuant to any partnership agreement, corporate charter or by-laws, commitment, lease, mortgage, contract or other agreement or instrument (including, without limitation, any of the End-User Agreements) to which Versyss or PCN is a party or by which any of the Assets are bound or affected.

                  5.4. Restrictions; Burdensome Agreements. Except as set forth on Schedule 5.4 hereto, neither PCN nor Versyss is a party to any contract, commitment or agreement, nor is PCN, Versyss or any of the Assets subject to, or bound by, any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent PCN or Versyss from entering into this Agreement or from consummating the transactions contemplated by this Agreement as it is written.

                  5.5. Governmental and Other Consents. No consent, authorization or approval of, or exemption by or filing with, any foreign or domestic governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by PCN or Versyss of this Agreement or the applicable Ancillary Documents or the taking of any action herein or therein contemplated.

                  5.6. Statement of Net Assets; Revenues. (a) The Seller has delivered to the Purchaser, and attached hereto as Schedule 5.6(a), is a copy of the unaudited statement of net assets of the Commercial Business at December 31, 1998 (the "Statement of Net Assets"). The Statement of Net Assets accurately sets forth the assets and liabilities of the Commercial Business at December 31, 1998 in all material respects.

                  (b) Schedule 5.6(b) hereto accurately sets forth the total revenues of the Commercial Business for the twelve month period ended December 31, 1998 in all material respects.

                  5.7. Absence of Certain Changes or Events. Except as set forth on Schedule 5.7 hereto, since December 31, 1998 the Seller has not: (i) suffered any material adverse change in, or the occurrence of any events which, individually or in the aggregate, have had, or might reasonably be expected to have, a material adverse effect on the Commercial Business' condition (financial or otherwise), results of operations, properties or business or on the Assets; (provided, however, that each of the Seller and the Purchaser acknowledges the losses sustained by PCN for the year ended December 31, 1998, as well as the disclosure of certain accounting improprieties with respect to PCN's financial statements and agrees that, for purposes at this Section 5.7, such losses and disclosure shall not constitute a material adverse change); (ii) incurred damage to or destruction of any of the Assets by casualty, whether or not covered by insurance, or suffered or became subject to any pending or threatened condemnation of property; (iii) incurred any material obligations or liabilities (fixed or contingent) with respect to the Commercial Business except (A) in the ordinary course of business, none of which were entered into for an inadequate consideration, (B) obligations and liabilities under the Commitments (as hereinafter defined) to the extent required thereby, and (C) obligations and liabilities under this Agreement; (iv) made any change in the nature of the Commercial Business; (vi) mortgaged, pledged, assigned, hypothecated or subjected to lien or any other encumbrance any of the Assets; (vii) sold, transferred or leased any of the Assets, except in each case in the ordinary course of business and consistent with past practice; (viii) sold, assigned, transferred, or granted any rights under or with respect to, any of its licenses, agreements, patents, inventions, trademarks, trade names, copyrights or formulae or with respect to know-how or any other intangible asset in each case to the extent related to the Commercial Business and, in each case, other than in the ordinary course of business consistent with past practice; (ix) amended or terminated any of its contracts, agreements, leases or arrangements relating to the Commercial Business other than in the ordinary course of business consistent with past practice; (x) waived or released any other rights with respect to the Commercial Business having a value in excess of $50,000 in the aggregate; (xi) had work performed which could give rise to mechanics liens with respect to any of the Assets which has not been paid or which payment has not been provided for; or (xii) entered into any other transaction with respect to the Commercial Business not in the ordinary course of business.

                  5.8. Deferred Revenue Account. (a) Schedule 3.1(b) hereto contains a true and correct schedule and calculation of the Deferred Software
Maintenance   Obligation  as  of  the

Schedule Date. All Deferred Software Maintenance Obligations arising since the Schedule Date have arisen in the ordinary course of business consistent with past practice.

                           (b) Schedule 3.1(c) hereto contains a true and
correct schedule and calculation of the Deferred Hardware Maintenance Obligation as of the Schedule Date. All Deferred Hardware Maintenance Obligations arising since the Schedule Date have arisen in the ordinary course of business consistent with past practice.

                  5.9. Accounts Receivable. Set forth on Schedule 5.9 hereto is a true, correct and complete schedule (the "Account Receivable Schedule") setting forth: (i) all of the Accounts Receivable as of April 23, 1999; and (ii) the aging thereof. The Accounts Receivable listed on the Accounts Receivable Schedule have arisen only from bona fide transactions in the ordinary course of business and are properly recorded in the Seller's books and records.

                  5.10. Accounts Payable. Schedule 3.1(a) contains a true and complete list of all Accounts Payable as of the Closing Date. All Accounts Payable set forth on Schedule 3.1(a) have arisen in the ordinary course of business consistent with past practice.

                  5.11. Title to the Assets; Absence of Liens and Encumbrances, Etc. Except for liens which will be released on or prior to the Closing or as set forth on Schedule 5.11 hereto: (a) the Seller has good and valid title to, and owns outright, the Assets, free and clear of all mortgages, claims, liens, charges, leases, subleases, encumbrances, security interests, restrictions on use or transfer or other defects of any nature, whether or not recorded; and (b) the sale and delivery of the Assets pursuant hereto will vest in the Purchaser good and valid title to the Assets free and clear of all mortgages, claims, liens, charges, encumbrances, leases, subleases, security interests, restrictions on use or transfer, or other defects of any nature.

                  5.12.    Contracts.

                  5.12.1. Set forth on Schedule 5.12.1 is a true and complete list of all of the Reseller Agreements.

                  5.12.2. Except as set forth on Schedule 5.12.2(a) each of the End-User Agreements are substantially in the forms of the form of license agreement, form of software support agreement and/or form of hardware service agreement attached to and made a part of Schedule 5.12.2(b), without any material modification thereto.

                  5.12.3. Set forth on Schedule 1.1(h) is a true and complete list of all Equipment Leases.

                  5.12.4. Except as set forth on Schedule 5.12.4, with respect to the Commercial Business, except for the End-User Agreements, the Reseller Agreements, the Equipment Leases and the lease underlying the Sublease (the "Assumed Lease"), neither Versyss nor PCN is a party to and none of the Assets are bound by any:

                           (a)      lease of real property or personal property
requiring payments of more than $50,000 on an annualized basis;

                           (b)      employment, consulting agreement, severance
agreements, other agreement with any employee of the Commercial Business;

                           (c)      agreement with any value-added reseller,
business partner, distributor, dealer, sales agent or representative with respect to the sale or licensing of the Commercial Business's products or services;

                           (d)      OEM Agreement;

                           (e)      joint venture or partnership agreement;

                           (f)      agreement for the borrowing or lending of
money;

                           (g)      agreement granting to any person a lien,
security  interest  or  mortgage  on  any  of  the  Asset,  including,   without
limitation, any factoring agreement or agreement for the assignment of accounts receivable or inventory;

                           (h)      source-code escrow agreement; or

                           (i)      agreement not otherwise described above
relating to the Assumed Liabilities, not entered into in the ordinary course of business and which, in the aggregate involves any obligation or liability on the part of the Seller of more than $20,000.

                  Correct and complete copies of all: (i) such agreements, leases and other instruments and written amendments thereto (or, where they are oral, true and complete written summaries thereof) required to be shown on
Schedule 5.12.4 (together with each End-User Agreement, each Reseller Agreement, each Equipment Lease and the Assumed Lease, such agreements, leases and instruments are collectively referred to herein as the "Commitments"), have been provided or otherwise made available to the Purchaser on or prior to the date hereof.

                  5.12.5. Except as set forth on Schedule 5.12.5(a) hereto, each of the Commitments is valid, in full force and effect and enforceable by Versyss or PCN in accordance with its terms. Except as set forth on Schedule 5.12.5(b) hereto, all of the Commitments which are included in the Assets or as part of the Assumed Liabilities are assignable by Versyss or PCN, as applicable, to the Purchaser without the consent of any other party thereto.

                  5.12.6. Except as set forth on Schedule 5.12.6, the Seller has fulfilled, or have taken all action reasonably necessary to have been taken to date to enable each of them to fulfill when due, all of their respective material obligations under the Commitments. Except as indicated on Schedule 5.12.6, there has not occurred any material default by Versyss or PCN or any event which, with the giving of notice or the lapse of time or both, and/or the election of any person other than Versyss or PCN will become such a default by Versyss or PCN, nor, to the knowledge of Versyss and PCN, has there occurred any default by others or any event which, with the lapse of time and/or the election of PCN or Versyss, will become such a default under any of the Commitments (including, without limitations, the End-User Agreements). Neither Versyss or PCN nor any other party is in arrears in respect of the performance or satisfaction of any material term or condition to be performed or satisfied by it under any of the Commitments, and, to the best knowledge of Versyss and PCN, no waiver or indulgence has been granted by any of the parties thereto.

                  5.13.    End-Users.    Set forth on Schedule 5.13, is a true
and correct list of all End-Users.

                  5.14. Intellectual Property. (a) Schedules 1.1(e), 1.7.1(a) and 1.7.2(b) hereto set forth a true and correct description of all of the Intellectual Property used in and material to the operation of the Commercial Business (other than off-the-shelf software products that can be purchased for $5,000 or less per single user license). The Intellectual Property included in the Assets and the XRTS-Code does not violate or infringe on the rights of any other person. To the best knowledge of the Seller, the other software utilized by the Seller in the operation of the Commercial Business neither violates nor infringes on the rights of any other person. The Seller has not received any notice of or alleging any violation of the asserted rights of others with respect to the Intellectual Property. The Seller is not aware of any third party that is infringing or violating any of the rights of the Seller with respect to the Intellectual Property.

                           (b)      The current versions of the software
products set forth on Schedule 5.14(b) are Millennium Compliant. As used herein, "Millennium Compliant" shall mean the ability of a software program to provide the following functions:(i) consistently handle date information before, during and after January 1, 2000, including, but not limited to, accepting date input, providing the date output, and performing calculations on dates or portions of dates; (ii) function accurately in accordance with the software documentation and without interruption before, during and after January 1, 2000, without any change in operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

                  5.15. Real Estate Leases.  (a) The leasehold estates listed in
Schedule 5.15(a) are all of the leasehold estates under which Versyss or PCN is a lessee or sublessee of any real property or interest therein used in connection with the operation of the Commercial Business or where any of the Assets are located (collectively, the "Real Property Leases").

                           (b)      Neither Versyss nor PCN is in material or
monetary default or has received any notice of any material or monetary default, or failed to take any action that could result in a material or monetary default, under the Real Property Leases. To the Seller's knowledge, no other party to any such lease is in material or monetary default thereunder.

                  5.16.  Compliance  With  Laws.  (a)  Except  as set  forth  on
Schedule 5.16 hereto, Versyss and PCN have complied and are in compliance with all applicable laws and rules and regulations of foreign, federal, state and local governments and all agencies thereof and other regulatory bodies which affect the Commercial Business or the Assets the failure to comply with which has or would result in liability to Versyss or PCN of $20,000 or more with respect to each such failure (a "Section 5.16(a) Occurrence"), and there are no pending claims which have been filed against Versyss, PCN or any Affiliate (relating to the operation of the Commercial Business or the ownership of the Assets) alleging a violation of any such law or regulation. No notice has been received by Versyss or PCN with respect to any such violation of any such legal requirements.

                           (b)      All Section 5.16(a) Occurrences, whether or
not any such occurrence, individually, results in liability to the Seller of $20,000 or less, collectively, do not result in liability in excess of $60,000 in the aggregate.

                  5.17. Litigation; Customer Complaints. (a) Except as set forth on Schedule 5.17(a) hereto, there are no claims, actions, suits, proceedings, arbitrations, investigations or hearings or notices of hearing pending or, to the best knowledge of the Seller, threatened, before any court or governmental or administrative authority or private arbitration tribunal against or relating to either: (i) the transactions contemplated hereby; or (ii) Versyss or PCN with respect to the Commercial Business or any of the Assets (including, without limitation, any End-User Agreement), nor, to the best knowledge of the Seller, which are reasonably likely to give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing.


                           (b) Set forth on Schedule 5.17(b) is a true and
correct description of all unresolved written complaints made by any End-User with respect to any obligations of the Seller arising under the End-User Agreement. Except as set forth on Schedules 5.17(a) and 5.17(b), following the Closing, the Purchaser will not have any obligation or liability to any
 End User arising out of any action taken or omission made by the Seller prior to the Closing Date related to any one or more of the installation, support and service of and training with respect to any of the products or services of the Commercial Business.

                  5.18. Labor Matters. (a) Schedule 5.18(a) hereto contains a true and correct schedule of: (i) the names, job descriptions, benefits (and a description thereof) and current annual salary rates of all present officers, employees and agents of Versyss or PCN with respect to the Commercial Business;
(ii) the amount of severance payable to each such employee (assuming for such purpose that the Closing Date was the date on which such person's employment with Versyss or PCN, as the case may be, was terminated); (iii) the dollar value of all accrued vacation days of each such employee and a description of the manner in which such amount was calculated; and (iv) all written and oral employment or compensation agreements with each employee of Versyss or PCN who principally performs services with respect to the Commercial Business.

                           (b) No employee of Versyss or PCN is  represented  by
any union or collective bargaining agent, and, to the best knowledge of the Seller, there has been no union organizational efforts in respect of the employees of Versyss or PCN.

                           (c)  Schedule  5.18(c)  hereto  contains  a true  and
correct list and description of all agreements between the Seller, on the one hand, and any employee of the Commercial Business, on the other hand, regarding any bonus or other compensation payable by the Seller to any such employee upon or as a result of the occurrence of: (i) the sale of the Commercial Business; or
(ii) such employee remaining employed by Versyss and/or PCN beyond a specified date (collectively, the "Stay-Put Bonuses").

                           (d)  Schedule  5.18(d)  hereto  contains  a true  and
correct description of all of the Assumed Commissions (as defined in Section 9.3(c) below).

                  5.19. Taxes. Each of Versyss and PCN have filed all tax and information returns and reports relating to the Commercial Business and the Assets required to be filed, and all taxes, fees, assessments or other governmental charges, withholdings of any nature, including franchise taxes, use and occupancy taxes and sales taxes, have been paid (except those being contested in good faith), or adequate provision for the payment thereof has been made, in each case as of the date hereof, in all taxing jurisdictions in which the conduct of the Commercial Business or the ownership of the Assets subjects Versyss or PCN to any taxes, fees, assessments or other governmental charges.

                  5.20. Entire Business. Except: (i) for the services set forth in the Transition Services Agreement (as hereinafter defined) and the Hardware Support Agreement (as hereinafter defined) and the assets related thereto; or
(ii) as set forth on Schedule 5.20, the Assets constitute all of the assets reasonably necessary to, immediately following the Closing Date, operate the Commercial Business in a manner consistent with past practices, assuming for such purposes only, that, immediately following the Closing Date, the Purchaser, itself was to: (i) employ all of the employees (including management personnel) currently employed by the Seller in connection with the Commercial Business immediately prior to the Closing Date; and (ii) assume all of the liabilities with respect to all of the facilities and all equipment leases used in such facilities to the same extent currently used by the Seller in the operation of the Commercial Business. No portion of the Commercial Business is conducted by any person or entity other than Versyss or PCN.

                  5.21. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangement made by or on behalf of the Seller.

6.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser hereby represents and warrants to and agrees with PCN and Versyss that the following are true and correct as of the date hereof and as of the Closing Date:

                  6.1. Organization, Etc. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Purchaser is authorized or licensed to do business in each jurisdiction in which the character and location of its assets or the nature of its business makes such qualification necessary, except to the extent that the failure to so qualify would not have a material adverse effect on the Purchaser or, following the Closing, the Commercial Business. The Purchaser has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby and has all requisite power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as it is presently being conducted.

                  6.2. Authorization of Agreement. The execution, delivery and performance of this Agreement and the Ancillary Documents by the Purchaser and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action, including approval by the Purchaser's Board of Directors. This Agreement and the applicable Ancillary Documents have been duly and validly executed and delivered by the Purchaser. This Agreement and the applicable Ancillary Documents constitute valid and binding obligations of the Purchaser, each enforceable in accordance with its terms.

                  6.3. Effect of Agreement, Etc. The execution, delivery and performance of this Agreement by the Purchaser and consummation by the Purchaser of the transactions contemplated hereby, will not, with or without the giving of notice and the lapse of time, or both: (a) violate any provision of law, statute, rule, regulation or executive order to which the Purchaser is subject;
(b) violate any judgment, order, writ or decree of any court to which the Purchaser is subject; (c) result in the breach or conflict with any term, covenant, condition or provision, result in or permit any other party to cause the modifications or terminations of, constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the Purchaser's assets pursuant to any partnership agreement, corporate charter or by-laws, or any commitments, contract or other agreement or instrument to which the Purchaser is bound.

                  6.4. Governmental and Other Consents. No consent, authorization or approval of, or exemption by or filing with, any governmental, public or self-regulatory body or authority is required in connection with the execution, delivery and performance by the Purchaser of this Agreement or any of the instruments or agreements herein referred to, or the taking of any action herein contemplated.

                  6.5. Restrictions; Burdensome Agreements. Except as set forth on Schedule 6.5 hereto, the Purchaser is not a party to any contract, commitment or agreement, nor is the Purchaser subject to, or bound by, any order, judgment, decree, law, statute, ordinance, rule, regulation or other restriction of any kind or character, which would prevent the Purchaser from entering into this Agreement or from consummating the transactions contemplated this Agreement as it is written.

                  6.6. Litigation. Except as set forth on Schedule 6.6 hereto, there are no claims, actions, suits, proceedings, arbitrations, investigations or hearings or notices of hearings pending or, to the best knowledge of the Purchaser, threatened, before any court or governmental or administrative authority or private arbitration tribunal against or relating to the transaction contemplated hereby.

                  6.7. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon any arrangement made by and on behalf of the Purchaser.


7.       PRE-CLOSING COVENANTS OF THE SELLER

                  7.1. Conduct of Commercial Business Pending the Closing. During the period from the date of this Agreement to the Closing, the Seller agrees that with respect to the Commercial Business and the Assets (except as contemplated or expressly permitted by this Agreement or to the extent that the Purchaser shall otherwise agree in writing):


                           (a) The  Commercial  Business shall be conducted only
in the ordinary course of business, in a manner consistent with past practice and in compliance in all material respects with all applicable laws, rules and regulations.

                           (b) The Seller  shall use its  reasonable  commercial
efforts to: (i) preserve, intact its business organization; (ii) keep available the services of its present officers, employees and consultants; and (iii) preserve its present relationships with customers, resellers, suppliers and other persons with which it has a significant business relationship.

                           (c) The Seller shall not, sell, lease, encumber or
otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of any portion of the Assets, other than in the ordinary course consistent with past practice.

                           (d) The Seller will promptly notify the Purchaser in
the event that it fails to operate its business in accordance with this Section 7.1.

8.       PRE-CLOSING COVENANTS OF THE PURCHASER AND THE SELLER

                  8.1. Advice of Changes; Governmental Filings. Each party shall confer on a regular and frequent basis with the other, report on operational matters and promptly advise the other orally and in writing of any event which occurs after the date hereof that would under this Agreement have been required to be disclosed on the date of the execution and delivery of this Agreement had such event occurred on or prior to the date hereof or would have resulted in a breach of any representation, warranty covenant or agreement contained herein.

                  8.2. No Action. Except as contemplated by this Agreement, no party hereto will take or agree or commit to take any action that is reasonably likely to make any of its representations or warranties hereunder inaccurate in any material respect at the date made (to the extent so limited) or as of the Closing Date.

                  8.3. Legal Conditions to Closing. Each of the Seller and the Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Closing and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them in connection with the Closing.

                  8.4. Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable business efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using its reasonable best efforts to obtain all necessary waivers, consents and approvals Act and to cause the conditions set forth in Section 10 to be satisfied as promptly as practicable. Without limiting the foregoing, the parties hereto will execute and deliver, or cause to be executed and delivered, all such documents and instruments, in addition to those specifically required by the provisions of this Agreement, in form and substance reasonably satisfactory to the parties hereto, as may be reasonably necessary or desirable to carry out and implement the provisions of this Agreement.

                  8.5. Confidentiality. All information heretofore or hereafter obtained by the Purchaser or the Seller or such party's advisers about the other shall be held in strict confidence and the information so obtained shall be used solely for the purpose of evaluating the purchase of the Commercial Business contemplated by this Agreement, except as otherwise required by law; provided, that, prior to such disclosure, the disclosing party notifies the other party in order to give such other party an opportunity to take all appropriate action to avoid or limit any such disclosure to the extent consistent with legal obligations. Each party hereto agrees to return to the other, promptly, all such information provided in written form, as well as all copies thereof. Either party may enforce this provision by suit for specific performance or other equitable relief.

9.       POST-CLOSING COVENANTS

                  9.1. Further Assurances. The Seller, on the one hand, and the Purchaser, on the other hand, at the request of the other, at or after the Closing, will execute and deliver, or cause to be executed and delivered, to the other such documents and instruments, in addition to those specifically required by the provisions of this Agreement, in form and substance reasonably satisfactory to the other, as may reasonably be necessary or desirable to carry out or implement any provision of this Agreement.

                  9.2.     Non-Competition; Non-Disclosure.

                           9.2.1.  The Seller  agrees that for a period of three
(3) years from and after the Closing Date, neither of PCN nor Versyss nor any entity controlled by either of them will, directly or indirectly (including, without limitation, by selling, licensing or providing any product to any third party), individually or on behalf of other persons, endeavor to solicit the business or sell, license or provide any products or services constituting parts of the Commercial Business to any of then current end users (including, without limitation, End Users) of the Commercial Business; provided, however, that the restrictions contained in this Section 9.2.1. shall not apply to: (i) general advertisements not specifically directed to End-Users; (ii) the provision by PCN, Versyss or their Affiliates of support and maintenance services to the extent contemplated by the Hardware Service Agreement (as defined in Section 10.2(e) hereto); or (iii) the provision by PCN, Versyss or their Affiliates of any of the services contemplated by the Transition Services Agreement (as defined in Section 10.2(e) hereto) to the extent contemplated therein.

                           9.2.2.   The  Seller  agrees  that  all   information
pertaining to the Commercial Business and the Assets and to the prior, current or contemplated operation or use thereof (excluding (i) publicly available information (in substantially the form in which it is publicly available) unless such information is publicly available by reason of unauthorized disclosure and
(ii) information of a general nature not pertaining exclusively to the Commercial Business or the Assets which is generally available) are valuable and confidential assets of the Commercial Business. Such information shall include, without limitation, information relating to the Intellectual Property, trade secrets, customer lists, vendor lists, bidding procedures, financing techniques and services and financial information concerning the Commercial Business and its customers. The Seller agrees that, from and after the Closing Date, neither Versyss, PCN or any Affiliate of Versyss or PCN or any current or officer, director, of any of them, will disclose or use, and Versyss and PCN shall use their reasonable business efforts to prevent any employee, agent, former officer or director from disclosing, any such information, other than to the Purchaser.

                           9.2.3.  The  parties  hereto  acknowledge  that it is
impossible to measure in money the damages that will accrue to the Purchaser in the event that the Seller or its Affiliates breach any of the covenants in Sections 9.2.1 or 9.2.2 and, if the Purchaser shall institute any action or proceeding to enforce those covenants, the Seller hereby waives and agrees not to assert the claim or defense that the Purchaser has an adequate remedy at law or for damages. The foregoing shall not prejudice the Purchaser's right to seek money damages from the Seller with respect to any such breach.


                           9.3. Employee Matters.  (a) The Seller agrees that on
or following the Closing Date, the Purchaser may offer employment to the employees listed on Schedule 9.3(a) hereto (the "Designated Employees"). The Purchaser agrees to credit to any Designated Employee who becomes employed by the Purchaser following the Closing Date all unused vacation time such Designated Employee has accrued with Versyss or PCN, as applicable, as of the Closing Date as set forth on Schedule 5.18(a), for the benefit of such Designated Employee subject to and in accordance with the Purchaser's vacation policy in effect from time to time. Except as provided in the immediately preceding sentence, nothing contained in this Section 9.3 shall in any way limit the Purchaser's right or ability to, in its sole discretion, deal with any such employee in any manner it determines, including, without limitation, the right to terminate or sever any such employee, change or alter the nature of the Commercial Business, or change or alter the organizational structure of the Commercial Business.

                           (b) The  Purchaser  agrees  that,  in the event that,
within 180 days following the Closing Date, the Purchaser hires any Designated Employee who (x) did not receive or did not accept an offer of employment from the Purchaser on or immediately following the Closing and (y) within such 180 day period, was severed by Versyss or PCN, the Purchaser shall, with respect to each such employee, pay to PCN an amount equal to the actual, documented amount paid by any of Versyss or PCN to such employee as severance and with respect to accrued and unused vacation at the time such employee's employment with Versyss or PCN was terminated (collectively, a "Severance Payment"), provided, however, that: (i) the amount payable by the Purchaser under this Section 9.3(b) with respect to any Designated Employee shall not exceed the amount of severance and accrued vacation and sick days shown with respect to such Designated Employee on
Schedule 9.3(a); and (ii) the Purchaser shall not have any obligation under this
Section 9.3(b) for any Stay-Put Bonus.

                           (c) The Purchaser agrees that, following the Closing,
it shall be responsible for the payment of, and the Purchaser shall, in accordance with the Seller's payment practices, pay, all Assumed Commissions (as hereinafter defined) up to the amounts indicated on Schedule 5.18(d) hereto. As used herein, "Assumed Commissions" shall mean the obligations of Versyss or PCN to pay sales commissions to any sales person, sales representatives or sales agent of Versyss or PCN (whether or not such person is a Designated Employee (as defined in Section 9.3(a) above) or is offered or accepts employment with the Purchaser following the Closing) on account of any sale of the products of the Commercial Business made: (i) prior to the Closing and for which an account receivable exists and is properly recorded on the books and records of the Commercial Business on the Closing Date; or (ii) from and after the Closing.

                           (d) The Purchaser shall enter into confidentiality
agreements in the form reasonably satisfactory to each of the Purchaser and PCN, for the benefit of the Seller, with respect to the XRTS-Code.

                           (e) In the event that, prior to the Closing Date, the
Purchaser enters into an agreement with the employee identified on Schedule 9.3(e) pursuant to which, as a result of such employee agreeing to become an employee of the Purchaser following the Closing Date, the Purchaser will pay to such employee a stay-put or similar bonus, PCN will, promptly following the payment of such bonus to such employee, reimburse the Purchaser an amount equal to the lesser of: (i) the amount of such bonus paid by the Purchaser to such employee; or (ii) $15,000.

                           (f)  Following  the  Closing,  at the  request of the
Purchaser, the Seller shall permit any Designated Employee who accepts employment with the Purchaser following the Closing to obtain COBRA coverage under the Seller's medical insurance plan in effect from time to time following the Closing (the "Seller's Plan"), in each case: (i) to the extent any such Designated Employee is eligible to obtain such COBRA coverage under the terms of the Seller's Plan and under applicable law; and (ii) up to the maximum period during which any such Designated Employee is entitled to maintain such coverage under applicable law. The Purchaser agrees that the Purchaser shall, for so long as the Designated Employee remains eligible for and actually obtains such COBRA coverage from the Seller, on behalf of such Designated Employees, reimburse the Seller for the costs incurred by the Seller in providing such coverage (exclusive of any administrative charges that the Seller is permitted to impose under applicable law). The Purchaser agrees to use its reasonable commercial efforts to establish its own medical insurance plan and permit the Designated Employees to cease requiring COBRA coverage from the Seller as soon as practicable following the Closing.

                           (g)   Contemporaneously   with  the  payment  of  the
Purchaser's first payroll (but in no event later than May 15, 1999), the Purchaser shall reimburse to PCN all amounts paid by the Seller to each Designated Employee who accepts employment with the Purchaser following the Closing on account of the period commencing on the day following the Closing Date and ending on April 30, 1999, which amounts have already been paid by the Seller to such employees. The daily rate for all employees of the Commercial Business is set forth on Schedule 5.18(a) hereto.

                  9.4. The Facilities. Set forth on Schedule 9.4 is a list of each facility utilized by one or more of PCN and Versyss in connection with the operation of the Commercial Business and in which the Purchaser wishes to locate employees of the Commercial Business following the Closing (each a "Facility" and, together, the "Facilities"). The Seller agrees that, with respect to each Facility, during the period (with respect to each Facility, a "Facility Transition Period"), commencing on the Closing Date and ending on the first to occur of: (x) the 180th day following the Closing; (y) the date on which the Purchaser moves all of its employees out of the Facility (each a "Facility Termination Date"); and (z) the date on which the Seller or its Affiliates, as the case may be, has terminated its lease for the Facility (each a "Lease Termination Date") (provided, however, that, with respect to the Facility located in Flint, Michigan, the Lease Termination Date shall not occur prior to the 90th day following the Closing Date), the Seller shall maintain, and during the applicable Facility Transition Period shall use reasonable commercial efforts to not modify or alter the applicable Facility or any of the computer hardware and other equipment and telephone lines, numbers and service (including toll free telephone lines, numbers and service) used or usable in the Commercial Business, in each case, whether owned or leased by the Seller (collectively, "Facility Equipment"), in substantially the same manner and condition as such Facility and the Facility Equipment located therein was maintained by the Seller in the ordinary course of business prior to the Closing. During the applicable Facility Transition Period, the Seller shall permit the Purchaser to utilize the applicable Facility and the Facility Equipment located therein in connection with the Purchaser's operation of the Commercial Business during the applicable Facility Transition Period to the same extent the Seller utilized the such Facility and the Facility Equipment. In consideration for providing the Purchaser with the use of the Facilities, during the applicable Facility Transition Period, the Purchaser shall pay to the Seller the facilities fees calculated in accordance with the schedule of fees for that Facility set forth on Schedule 9.4(a) hereto (the "Facility Fee"), or a proportionate amount thereof, which fees shall be paid, in advance, on or before the fifth (5th) day of each calendar month. Anything contained in this Section 9.4 to the contrary notwithstanding: (i) the Purchaser shall provide the Seller with at least thirty
(30) days written notice prior to any Facility Termination Date; and (ii) PCN shall provide the Purchaser with at least thirty (30) days' written notice prior to a Lease Termination Date. Unless otherwise agreed to by PCN, the Purchaser shall vacate the Facility no later than 7 days prior to a Lease Termination Date for such Facility. With respect to each Facility, at the Closing, the Purchaser and PCN or Versyss, as applicable, shall execute and deliver to one another a license to use the Facility substantially in the form attached to Schedule 9.4 hereto (the "Facility Licenses")

                  9.5.  Renewal of Support  Agreements and Reseller  Agreements.
(a) Prior to the 120th day following the Closing Date (the "Support Transition Date"), the Purchaser may permit each Support Agreement (as hereinafter defined) which expires or terminates on or before the Support Transition Date to be automatically renewed in accordance with the terms of any such Support Agreement. Following the Support Transition Date, the Purchaser shall cause any Support Agreement which expires or terminates after the Support Transition Date to be terminated and not automatically renewed and, in lieu thereof, the Purchaser shall, in the Purchaser's name, enter into a new agreement directly with the End-User with respect to the matters covered by the applicable Support Agreement. As used herein, the term "Support Agreement" means each End-User Agreement between the Seller and any End-User to the extent related to the on-going support, maintenance and training to be provided by the Commercial Business to any End-User with respect to any one or more of software, hardware of system maintenance or support and training used by the End-User.

                           (b) Promptly  following the Closing,  and in no event
later than the later of (x) the 180th day following the Closing Date and (y) the first date following the Closing Date on which the Reseller Agreement in question may be terminated, the Purchaser shall cause each Reseller Agreement to be terminated and shall, in the Purchaser's own name, enter into a new reseller or distribution agreement with each Reseller regarding the resale and distribution of the products of the Commercial Business.

                  9.6. Hardware Purchases. For so long as PCN is providing hardware service for the Purchaser in accordance with terms of the Hardware Services Agreement (as defined in Section 10.2(e) hereto) (the "Purchase Period"), the Purchaser agrees to purchase from PCN or any one or more Affiliates of PCN designated by PCN, any computer hardware, parts, operating system software, peripherals and related equipment (collectively "System Products") to be provided by the Purchaser to any of its customers, in each case, so long as the price charged by PCN for such System Product is not more than the lowest price otherwise obtainable by the Purchaser. If the Purchaser contends that it can obtain such System Products at a lower price, it shall provide PCN with a written price quote for such System Products from an independent supplier (the "Price Quote"). PCN shall then have the right, but not the obligation, to supply the System Product specified in the Price Quote at the prices set forth therein. PCN shall notify the Purchaser within two (2) business days after receipt of the Price Quote whether or not it will exercise the right to so supply the applicable System Product. All purchases of System Products by the Purchaser shall be made in accordance with the terms and provisions of the Reseller




Agreement (as defined in Section  10.2(e)  hereto).  Anything  contained in this
Section 9.6 or in the Reseller Agreement to the contrary notwithstanding, the prices charged by PCN to the Purchaser with respect to any System Product shall not be greater than the prices charged by PCN for any such System Product to any independent reseller or distributor of PCN's products who or which is purchasing or has purchased the same quantity or volume of such System Product.

                  9.7. Printed Product Sales. (a) During the Exclusivity  Period
(as hereinafter defined), the Purchaser and its successors and assigns (including, without limitation, any person or entity who or which acquires the Purchaser's Business) shall: (i) promote, offer and identify the services of PCN or the PCN Designee (as hereinafter defined), as the case may be, as the exclusive provider of Printed Products (as hereinafter defined) to the customers of the Purchaser's business, including, without limitation, the End Users; (ii) not itself offer, sell, distribute or market, appoint any other person or entity to offer, sell, distribute or market, or accept a fee from any other person or entity (other than PCN or the PCN Designee, as the case may be) with respect to the offering, sale, distribution or marketing of, any Printed Products other than the Printed Products offered by PCN or the PCN Designee, as the case may be; (iii) refer all inquiries regarding any Printed Products to PCN or the PCN Designee; and (iv) use its reasonable commercial efforts to advertise and promote the sale of Printed Products to its customers.

                  (b) In consideration of agreement of the Purchaser contained in Section 9.7(a) above, during the Exclusivity Period, PCN or the PCN Designee, as the case may be, shall pay to Purchaser the commissions described on Schedule 9.7(b) hereto (the "Commissions"). The Commissions shall be payable by PCN or the PCN

Designee, as applicable, on or before the thirtieth (30th) day following the end of any calendar month during which PCN or the PCN Designee, as applicable, has been paid by an Applicable Customer (as hereinafter defined) for any Printed Products sold by PCN or the PCN Designee to such Applicable Customer. Along with the payment of the Commissions, PCN or the PCN Designee, as the case may be, shall provide to the Purchaser a report, along with appropriate documentation
(x) identifying each Applicable Customer who or which, during the preceding calendar month purchased and paid for Printed Products from PCN or the PCN Designee and (y) the calculation of the Commissions paid with respect to such month.

                  (c) As used in this Section 9.7:

                                    (i)     "Applicable Customer" shall mean any
person or entity whom or which (x) licenses or otherwise used any products sold, distributed or marketed by the Purchaser's Business and (y) receives maintenance or support regarding the use and operation of such products directly from the Purchaser.

                                    (ii)    "Exclusivity Period" shall mean
period commencing on the date hereof and ending on Exclusivity Termination Date.

                                    (iii)   "Exclusivity Termination Date" shall
 mean the 90th day following written from one party to the other that such party wishes to terminate the Exclusivity Period.

                                    (iv)    "PCN Designee" shall mean any person
 or entity, including, without limitation, PCN's subsidiary, Solion Corp., to which PCN assigns its rights under this Section 9.7 by providing the Purchaser with written notice of such assignment.

                                    (v)     "Printed Products" shall mean the
products described on Schedule 9.7(c) hereto.

                  (d) In the event that PCN designated a PCN Designee, such PCN Designee shall be deemed to have assumed all of PCN's obligations to the Purchaser under this Section 9.7 and PCN shall have not further obligations to the Purchaser under or pursuant to this Section 9.7.

                  (e) The Purchaser shall provide PCN not less than 30 days prior written notice that the Purchaser intends to enter into a Third Party Agreement.

                  9.8. Additional Agreements. Without limiting any of the representations or warranties of the Seller contained herein, in the event that
(x) either Versyss or PCN are party to any agreement with any third party the subject matter of which is related solely or exclusively to the business or operation of the Commercial Business (other than exceptions of a de minimis or casual nature); (y) such agreement (an "Excluded Agreement") is not specifically listed as part of the Assets or included in the Assumed Liabilities; and (z) such Excluded Agreement is identified following the Closing Date, upon identification the Purchaser may, at its option, elect to both (x) assume the obligation Versyss or PCN's obligations under such Excluded Agreement and, as a result, such Excluded Agreement shall be deemed to constitute an Assumed Liability as if it were listed as such as of the Closing and (y) without any increase in Cash Payment, succeed to the benefits of Versyss and PCN under such Excluded Agreement and, as a result, such Excluded Agreement shall be deemed to constitute an Asset as if it were listed as such as of the Closing.

9.9. Sublease. At the Closing, each of the Purchaser and PCN shall execute a sublease for a portion of the premises leased by PCN at 140 Gould Street, Needham, Massachusetts in the form attached hereto as Schedule 9.9 (the
"Sublease"). Following the Closing, each of PCN and the Purchaser shall use their reasonable commercial efforts and cooperate with one another in order to cause the landlord under the Assumed Lease (the "Landlord") to, as promptly as practicable following the Closing, either (x) permit the assignment to and assumption by the Purchaser of the Assumed Lease and release PCN from its obligations thereunder or (y) terminate the Assumed Lease and enter into a new lease directly with the Purchaser for the premises demised under the Assumed Lease, which new lease shall be on terms substantially similar to the terms of the Assumed Lease. In the event that, at any time prior to the termination of the Sublease, the Landlord agrees to enter into a new direct lease with the Purchaser for the premises demised under the Sublease, PCN will agree to guaranty the Purchaser's obligations under such lease to the extent that the obligations so guarantied are not greater and can not be expanded beyond those arising under the portion of the Assumed Lease demised under the Sublease.

                  9.10. Warranty Obligations. From and after the Closing, in the event that any person contacts or otherwise asserts a claim against the Purchaser with respect to any warranty or service liability obligations of the Seller incurred in the conduct of the Commercial Business on or prior to the Closing Date (including, without limitation, any obligations relating to the sale or installation or training with respect to the products of the Commercial Business) and such obligation does not constitute an Assumed Liability, the Purchaser shall take such remedial action (including, without limitation, providing alternative or additional software, hardware or services or paying money) as the Purchaser, in its business judgment deems appropriate (and, in such regard, shall use its reasonable commercial efforts to deal with and resolve such claim in a manner consistent with the manner in which is treats customer claims or complaints which otherwise are the responsibility of the Purchaser) until such time as, in accordance with Article XII hereof, the Purchaser has the right to be indemnified by the Seller (i.e. the Minimum Indemnity Amount (as defined in Section 12.3 below) has been satisfied) as a result of a breach by the Seller of the representation and warranty contained in
Section 5.17(b) hereof. For purposes of this Section 9.10, costs of taking remedial action shall be calculated in the same manner as the costs of Remedial Services are calculated in Section 12.6 hereof.

                  9.11. Year 2000 Updates. To the extent that the Seller develops or obtains any upgrade or "patch" to any operating system software product used by any of the End Users designed to make any such operation system Millennium Compliant (any such upgrade or patch being referred to herein as a "Patch"): (i) the Seller shall make such Patch available to the


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

Purchaser; (ii) to the extent such Patch is distributed by the Seller to any customers of the Medical Business by mail, via modem or via the Internet, the Seller shall coordinate with the Purchaser so that the Seller may similarly distribute the Patch to End Users; and (iii) to the extent that the installation of the Patch requires the type of installation customarily provided by the Seller to customers under the terms of any Hardware Support Agreement (as defined in the Hardware Services Agreement) or any software maintenance and support agreement to which the Seller is a party on the Closing Date, the Seller shall, on the Purchaser's behalf, install the Patch with any End User with respect to whom the Seller is providing Hardware Support Services (as defined in the Hardware Services Agreement) under the terms of the Hardware Services Agreement.

                  9.12. Acquired Inventory.  Following the Closing,  within five
(5) days following the collection by the Purchaser of any Current Account Receivable (as hereinafter defined) which relates to any item of Acquired Inventory, the Purchaser shall pay to PCN an amount equal to the amount paid by the Seller for such item of Acquired Inventory set forth as Schedule 1.1(m) hereto (which schedule shows the Acquired Inventory which relates to Current Accounts Receivable (an aggregate of $91,147.41)) (each an "Acquired Inventory Payment"); provided, however, that the Purchaser shall not be required to pay to PCN the first $27,000 of Acquired Inventory Payments. With respect to any items of Acquired Inventory which relate to any Account Receivable which is not a Current Account Receivable, within thirty (30) days following the end of each calendar month during the year following the Closing Date, the Purchaser shall provide PCN with a report regarding any such Account Receivable collected by the Purchaser. Following receipt by PCN of such report, PCN shall provide to the Purchaser a calculation of the amount paid by the Seller for any item of Acquired Inventory which relates to the Account Receivable shown on the report and, within thirty (30) days following receipt of such calculation, the Purchaser shall pay PCN such amount.

                  As used in this Section 9.12, "Current Account Receivable" shall mean any Account Receivable which less than 91 days old as of the Closing Date.

10.      CLOSING CONDITIONS

                  10.1. Conditions to Obligation of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date of the following condition:

                           (a) No Injunction.  No temporary  restraining  order,
preliminary or permanent injunction or other order issued by any court of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby shall be in effect; provided, however, that prior to invoking this condition, each party shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

                  10.2. Additional Conditions to Obligations of Purchaser. The obligations of Purchaser to effect the Closing are also subject to the following conditions (any one or more of which may be waived by Purchaser, but only in a writing signed by Purchaser):

                           (a)  Representations  and  Warranties.  Each  of  the
representations and warranties of the Seller contained in this Agreement or in any document or instrument delivered by either one or both of PCN and Versyss in connection herewith, shall be true and correct, individually and in the aggregate, in all material respects (except that any specific representation or warranty that is qualified as to materiality must be true as written) on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing Date, except that any such representations or warranties made as of a specified date shall have been true on and as of such date.

                           (b) Agreements and Covenants. The Seller shall have
performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by the Seller at or prior to the Closing Date (except that any specific agreement or covenant that is qualified as to materiality must have been performed as written).

                           (c) No Material Adverse Change. There shall have been
no change in the business, results of operations, properties (including intangible properties), financial condition, assets or liabilities of the Commercial Business since December 31, 1998 to the Closing Date which, individually or in the aggregate, has a material adverse effect on the condition (financial or otherwise), results of operations, business or assets of the Commercial Business.

                           (d) Third  Party  Consents.  The  Seller  shall  have
obtained, and Purchaser shall have received copies of, all of the approvals, waivers, consents and releases of third parties listed on Schedule 10.2(d) hereto, none of which shall have been withdrawn, revoked or modified as of the Closing Date.

                           (e)  Closing   Deliveries.   PCN  and   Versyss,   as
applicable, shall have executed and delivered to the Purchaser the following instruments, documents and agreements (such instruments, documents and agreements being referred to herein as the "Ancillary Documents") :

                                        (i)  A  transition   services  agreement
substantially in the form of the agreement attached hereto as Exhibit A (the "Transition Services Agreement") regarding, among other things, the terms and provisions upon which PCN shall provide certain administrative and telephone support services to or on behalf of the Purchaser;

                                        (ii)  A   hardware   service   agreement
substantially in the form of the agreement attached hereto as Exhibit B (the "Hardware Services Agreement")
regarding, among other things, the terms and provision upon which PCN will provide hardware maintenance and support services to End-Users on the Purchaser's behalf;

                     (iii) An independent reseller agreement
substantially in the form of the agreement attached hereto as Exhibit C (the "Reseller Agreement") regarding, among other things, the terms and provisions upon which the Purchaser may purchase from PCN and distribute and sell to the Purchaser's customers certain System Products;

                                        (iv) The Facility Licenses;

                                        (v)  The  agreements   and   instruments
referred to in Section 1.3 hereto to which either one or both of PCN and Versyss are parties;

                                        (vi)  Such   certificates   to  evidence
compliance with the conditions set forth in this Agreement as may be reasonably requested by the Purchaser, including, without limitation, certificates of the secretary of PCN and the secretary of Versyss as to corporate resolutions and incumbency;

                    (vii) Letters addressed to the Purchaser from each of: (i) the agent bank for PCN's senior lenders (the "Lenders"); and (ii) Alvarez & Marsal, Inc. ("A&M"), the holder of a security interest in the assets of PCN and Versyss, advising the Purchaser that all liens on and security interests in the Assets held by the Lenders and A&M, respectively, have been released effective as of the Closing;

                     (viii) an opinion of legal counsel for
PCN and Versyss in form and substance reasonably satisfactory to the Purchaser; and

                                        (ix) the Sublease.

                             (f) The Seller shall have obtained, and Purchaser
shall have received copies of: (i) a certificate of the Secretary of State of the State of Delaware as to the due incorporation and good standing of Versyss; and (ii) a certificate of the Secretary of State of the State of New Jersey as to the due incorporation and good standing of PCN.

                  10.3. Additional Conditions to Obligation of the Seller. The obligation of the Seller to effect the Closing are also subject to the following conditions (any one or more of which may be waived by PCN, but only in a writing signed by PCN):

                             (a)  Representations  and  Warranties.  Each of the
representations and warranties of Purchaser contained in this Agreement or in any document or instrument delivered by Purchaser in connection herewith, shall be true and correct, individually and in the aggregate, in all material respects (except that any specific representation or warranty that is qualified as to materiality must be true as written) on and as of the Closing Date, except for changes contemplated by this Agreement, with the same force and effect as if made on and as of the Closing, except that any such representations or warranties made as of a specified date shall have been true on and as of such date.

                             (b) Agreements and Covenants.  Purchaser shall have
performed or complied in all material respects with all of its agreements and covenants contained in this Agreement to be performed or complied with by it at or prior to the Closing Date (except that any specific agreement or covenant that is qualified as to materiality must have been performed as written).

                             (c) No Material  Adverse  Change.  There shall have
been no change in the business, results of operations, properties (including intangible properties), financial condition, assets or liabilities of Purchaser which has a material adverse effect on the condition (financial or otherwise), results of operations, business or assets of the Purchaser.

                             (d) Third Party Consents.  The Purchaser shall have
obtained, and PCN shall have received copies of, all of the approvals, waivers, consents and releases of third parties listed on Schedule 10.3(d) hereto, none of which shall have been withdrawn, revoked or modified as of the Closing Date.

                             (e) Closing  Deliveries.  The Purchaser  shall have
executed and delivered to the Purchaser the following instruments, documents and agreements:

                              (i)      The Transition Services Agreement;

                              (ii)     The Hardware Service Agreement;

                              (iii)    The Reseller Agreement;

                              (iv)     The Facility Licenses;

                              (v)      The agreements and instruments referred
to in Section 1.3 hereto to which the Purchaser is a party;

                              (vi)     Such certificates to evidence compliance
with the conditions set forth in this Agreement as may be reasonably requested by PCN, including, without limitation, certificates of the secretary of the Purchaser as to corporate resolutions and incumbency;

                              (viii)   an opinion of legal counsel for the
Purchaser inform and substance reasonably satisfactory to PCN; and

                              (ix)     the Sublease.

                           (f) The Purchaser shall have obtained, and PCN shall
have received copies of: (i) a certificate of the Secretary of State of the State of Delaware as to the due incorporation and good standing of the Purchaser.

                           (g)  Contemporaneously  with the  payment of the Cash
Payment at the Closing, the Purchaser shall pay to PCN an amount equal to: (i) the amount paid by the Seller for the Acquired Inventory set forth as Schedule 10.3(g) hereto; less (ii) $24,000.





11.      OBLIGATIONS OF PCN AND VERSYSS

                  All representations, covenants, agreements and obligations of PCN, Versyss and the Seller under this Agreement shall be deemed to have been made or incurred jointly and severally by each of PCN and Versyss.

12.      INDEMNIFICATION

                  12.1. Indemnification of the Purchaser. The Seller hereby covenants and agrees with the Purchaser that the Seller shall indemnify the Purchaser, its Affiliates and their respective directors and officers and shareholders, and each of their successors and assigns (individually a "Purchaser Indemnified Party") and hold them harmless from, against and in respect of any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (including court costs and reasonable fees and disbursements of counsel) (collectively "Losses") resulting from or arising out of:

                           (a)   all   liabilities,   debts,   obligations   and
commitments of any nature, whether accrued, absolute, contingent or otherwise (whether known or unknown to the Seller or the Purchaser), which are Retained Liabilities and any claim or demand by a third party (whether or not successful) to cause or require a Purchaser Indemnified Party to pay, perform or discharge any debt, obligation, liability or commitment referred to in this clause (a);

                           (b)  any  breach  of  any  of  the   representations,
warranties, covenants or agreements made by the Seller in this Agreement or any Ancillary Document; or

                           (c)  any  action,   suit,   proceeding,   compromise,
settlement, assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 12.1.

                  12.2. Indemnification of the Seller by the Purchaser. The Purchaser hereby covenants and agrees with the Seller that the Purchaser shall indemnify Versyss, PCN and their respective Affiliates and their respective directors and officers and shareholders, and each of their successors and assigns (individually a "Seller Indemnified Party") and hold them harmless from, against and in respect of any and all Losses resulting from or arising out of:

                           (a) The Assumed Liabilities,  and any claim or demand
by a third party (whether or not successful) to cause or require a Seller Indemnified Party to pay, perform or discharge any debt, obligation, liability or commitment referred to in this clause (a);

                           (b)  any  breach  of  any  of  the   representations,
warranties, covenants or agreements made by the Purchaser in this Agreement or any Ancillary Document; or

                           (c)  any  action,   suit,   proceeding,   compromise,
settlement, assessment or judgment arising out of or incident to any of the matters indemnified against in this Section 12.2.

                  12.3.    Limitations on Indemnity

                           (a) Subject to Section 12.3(b)  hereof,  on and after
the Closing:

                  (i) The Seller shall be liable to the Purchaser Indemnified Parties, and the Purchaser Indemnified Parties shall only be entitled to indemnification from the Seller, for the matters covered by Sections 12.1(b) hereof and Section 12.1(c) hereof (to the extent, and only to the extent that, Section 12.1(c) applies to Section 12.1(b)), in each case so far as such matters arise from breaches by the Seller of any representation or warranty contained herein, to the extent, and only to the extent, the aggregate amount of Losses suffered by Purchaser Indemnified Parties (without regard to the limitation on liability set forth in this Section 12.3(a)(i)), exceeds $100,000 (the "Minimum Indemnity Amount"), in which event the Purchaser Indemnified Parties shall thereafter be entitled, from time to time, to seek indemnification in respect to all Losses in respect of which it is entitled to be indemnified pursuant to such provisions of Section 12.1 in excess of the Minimum Indemnity Amount. The foregoing limitation shall not affect the right of any Purchaser Indemnified Party to make a claim for indemnification, and shall not alter or negate the procedures with respect to the timely notice and disposition of such claim provided for in Section 12.4 hereof, in order to enable the Purchaser Indemnified Party to obtain credit against the Minimum Indemnity Amount which would otherwise be due but for such limitation. The maximum aggregate liability of the Seller to all Purchaser Indemnified Parties with respect to all matters covered by Sections 12.1(b) hereof and Section 12.1(c) hereof (to the extent, and only to the extent that, Section 12.1(c) applies to Section 12.1(b)) shall be $4,250,000.

                  (ii) The Purchaser shall only be liable to the Seller Indemnified Parties, and the Seller Indemnified Parties shall only be entitled to indemnification from the Purchaser, for the matters covered by Section 12.2(b) hereof and Section 12.2(c) hereof (to the extent, and only to the extent that, Section 12.1(c) applies to Section 12.2(b)), in each case so far as such matters arise from breaches by the Purchaser of any representation or warranty contained herein, to the extent, and only to the extent, the aggregate amount of Losses suffered by Seller Indemnified Parties (without regard to the limitation on liability set forth in this Section 12.3(a)(ii)), exceeds the Minimum Indemnity Amount, in which event each of the Seller Indemnified Parties shall thereafter be entitled, from time to time, to seek indemnification in respect to all Losses in respect of which it is entitled to be indemnified pursuant to such provisions of Section 12.2 in excess of the Minimum Indemnity Amount. The foregoing limitation shall not affect the right of any Seller Indemnified Party to make a claim for indemnification, and shall not alter or negate the procedures with respect to the timely notice and disposition of such claim provided for in Section 12.4 hereof, in order to enable the Seller Indemnified Party to obtain credit against the Minimum Indemnity Amount which would otherwise be due but for such limitation.


                           (b)  Anything  contained  in this Section 12.3 to the
contrary notwithstanding, the limitation on indemnification contained in Section 12.3(a) (including, without limitation, the Minimum Indemnity Amount) (but not including the limitation set forth in the last sentence of Section 12.3(a)) shall not apply to any Loss: (i) incurred by any Purchaser Indemnified Party as a result of a breach by the Seller of the representations and warranties contained in Section 5.8, 5.10, 5.11, 5.17(b), the second sentence of Section
5.14 to the extent it relates to title to the Intellectual Property and the last sentence of Section 5.20 hereof (collectively, the "Excluded Provisions"); (ii) incurred by any Purchaser Indemnified Party as a result of a breach by the Seller of the covenants of the Seller contained in this Agreement or in any Ancillary Documents; or (iii) incurred by any Seller Indemnified Party as a result of a breach by the Purchaser of the covenants of the Purchaser. No amount paid by the Seller as a result of a breach by the Seller of any one or more of the Excluded Provisions or of any covenant contained in this Agreement or in any Ancillary Document shall count towards or against the Minimum Indemnity Amount.

                           (c) The provisions of this Section 12 shall be the
exclusive remedy available to the parties to this Agreement in the event any of them shall have a claim against the other party or parties with respect to the subject matters contained in this Agreement.

                  12.4. Right to Defend, Etc. If the facts giving rise to any such indemnification pursuant to this Article 12 shall involve any actual claim or demand by any third party against a Purchaser Indemnified Party or a Seller Indemnified Party, as the case may be (an "Indemnified Party") the party required to indemnify such Indemnified Party pursuant to Sections 12.1 or 12.2, as the case may be (the "Indemnifying Party") shall be entitled to notice of and entitled (without prejudice to the right of any Indemnified Party to participate at its expense through counsel of its own choosing) to defend or prosecute such claim at its expense and through counsel of its own choosing if it gives written notice of its intention to do so no later than the 15th day following receipt of such notice of such claim; provided, however, that if: (i) the defendants in any action shall include both a Indemnifying Party and an Indemnified Party and the Indemnified Party shall have been advised by its counsel that the counsel selected by the Indemnifying Party has a conflict of interest because of the availability of different or additional defenses to the Indemnified Party; or
(ii) the Indemnifying Party is not, in all reasonably respects, diligently and competently defending the claim, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the expense of the Indemnifying Party. The failure so to notify an Indemnifying Party shall not relieve the Indemnifying Party of any liability which it may have to any Indemnified Party. The Indemnified Party shall cooperate fully in the defense of such claim and shall make available to the Indemnifying Party pertinent information under its control relating thereto, but shall be entitled to be reimbursed, as provided in this Article 12, for all out-of-pocket costs and expenses payable to third parties incurred by it in connection therewith. Payment by an Indemnifying Party to an Indemnified Party shall be made within 10 days after demand, unless there is a claim or demand by a third party in which event payment shall be made within 10 days after final judgment, settlement or comprise, as the case may be.

                  12.5. Tax Effect. The amount of any indemnification due to an Indemnified Party pursuant to Section 12.1 or 12.2, as the case may be, shall be calculated after taking into account the amount of all insurance, cash or other direct financial benefits payable to such Indemnified Party (including any such benefits payable by third parties), the time value of money (calculated on the basis of the prime rate as published in the Wall Street Journal from time to time) and after taking into account the United States federal, state and local and foreign national, provincial and local tax benefits or detriments to the Indemnified Party, as the case may be, calculated assuming the Indemnified Party were a taxpayer subject to tax at the highest marginal rate in effect when the payment is made, of the payments made in respect of such loss, claim, demand, cost or expense giving rise to the indemnification and the payments, including indemnification payments made in respect thereto.

                  12.6. Settlement of Certain Claims. Without limiting anything contained in this Article 12 or in Section 9.10 hereof, with respect to any claims asserted by any End User which, in accordance with the terms of this Agreement, are the responsibility of the Seller (whether such claim constitutes or may constitute a breach by the Seller of the representation and warranty contained in Section 5.17(b) hereof (each an "Asserted End-User Claim"), a Retained Liability of the type referred to in 3.2(a) hereto (each a "Retained Claim") or otherwise (together with the Retained Claim and the Asserted End-User Claims, the "End User Claims")), the Purchaser shall, at the request and on behalf of the Seller, provide such services (including providing additional or alternate hardware or software) to the End-User asserting End User Claim reasonably requested by PCN (in each case consistent with the Purchaser's customary business practices with respect to End Users and subject to the Purchaser's available resources) in order to remedy and settle such End User Claim ("Remedial Services"). With respect to any Remedial Services performed by the Purchaser in satisfaction of the End User Claim, the Seller shall pay to the Purchaser an amount equal to: (i) all actual direct costs incurred by the Purchaser in providing such services (including, without limitation, (A) the cost to the Purchaser of any equipment, supplies or other items (including the costs of the shipping and handling thereof) provided by the Purchaser to the End-User in connection therewith, (B) travel costs incurred by the Purchaser in connection therewith, and (C) to the extent the Purchaser is required to utilize third party contractors to perform any of the services, the amounts payable by the Purchaser to third party contractors for providing such services); and (ii) the amount reasonably necessary to reimburse the Purchaser for the amount of time devoted by the Purchaser's employees to perform such services, which amount referred to in this clause (ii) shall be calculated at a rate equal to 80% of the Purchaser's then published hourly rates for software support services, hardware support and services, training, programming and the like (the amounts referred to in clauses (i) and (ii) above are referred to collectively hereinafter as the "Remedial Costs").

13.      GENERAL




                  13.1. Expenses, Etc. The parties hereto shall pay their own respective taxes, expenses, costs and fees, including, without limitation, the fees and expenses of their respective counsel and accountants and other experts.

                  13.2. Survival of Representations and Warranties. The representations and warranties, and the indemnities in connection with any breach of any such representations or warranties contained in this Agreement and in any Ancillary Document shall survive the Closing for two (2) years. Any claim made in reasonable detail and specificity by written notice to an Indemnified Party prior to the expiration of the survival period of any representation and warranty shall survive the expiration of such survival period.

                  13.3. Waivers. Any breach of any obligation, covenant, agreement or condition contained herein shall be deemed waived by the non-breaching party only by a writing, setting forth with particularity the breach being waived and the scope of the waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or breach. No waiver shall be implied from any conduct or action of the non-breaching party. No failure or delay by any party in exercising any right, power or privilege hereunder or under any Ancillary Document, and no course of dealing by any party, shall operate as a waiver of any right, power or privilege hereunder or under any Ancillary Document, nor shall any single or partial exercise of any other right, power or privilege.

                  13.4. Definition of Knowledge. As used in this Agreement, the term "knowledge" means knowledge which supervisory, managerial, and executive employees have after making due inquiry and exercising due diligence with respect thereto.

                  13.5. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto except that no such consent shall be required for assignment to a party acquiring all or substantially all of either party's stock or assets provided that such party assumes all of the seller's obligations hereunder. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

                  13.6. Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by facsimile, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses or facsimile numbers (or such others as shall be provided in writing hereinafter):






                  If to the Purchaser, to:

                           Holbrook Systems, Inc.
                           30 Blue Sky Drive
                           Westfield, MA 01085
                           Attention:  Henry W. Holbrook
                           [Fax #]

                  With copies to:

                           Nexsen Pruet Jacobs & Pollard, LLP
                           1441 Main Street, Suite 1500
                           Columbia, South Carolina 29202
                           Attention: Mark Bender, Esq.
                           Facsimile No.: (803) 253-8277


                  If to Versyss, to:

                           VERSYSS Incorporated
                           15 Crawford Street
                           Needham, Massachusetts 02194
                           Attention:  President
                           Facsimile No.: (617) 433-0995

                  If to PCN, to:

                           Physician Computer Network, Inc
                           1200 The American Road
                           Morris Plains, NJ  07950
                           Attention: President
                           Facsimile No.:  (973) 490-3103

                  With copies (in the case of a notice delivered to Versyss, PCN or both) to:

                           Gordon Altman Butowsky Weitzen Shalov & Wein
                           114 West 47th Street
                           21st Floor
                           New York, New York  10036-1510
                           Attention:  Jonathan Klein, Esq.
                           Facsimile No.: (212) 626-0799







                  13.7. Records; Assistance. Each party hereto shall, on the request of the other party, make available to such other party from time to time on a reasonable basis records and other documents relating to the Commercial Business and to periods prior to the Closing Date. Such records and other documents shall be held by the party in possession of such documents for a period not less than the applicable statutes of limitation for tax purposes, but in no event less than 5 years, after the Closing Date and copies shall be delivered to the other party upon such other party's request at any time and at such other party's expense. If at the end of such period the party in possession wishes to dispose of such documents, such party shall offer the other party such documents at such other party's expense.

                  13.8. Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the Ancillary Documents constitute the entire agreement and supersede all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                  13.9. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

                  13.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                  13.11. Governing Law; Submission to Jurisdiction. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the Purchaser, Versyss and PCN hereby irrevocably: (i) in any legal proceeding brought in connection with this Agreement or any of the Ancillary Documents or the transactions contemplated hereby or thereby, submits to exclusive in personam jurisdiction of any State of New York or United States court of competent jurisdiction sitting in the State of New York; and (ii) waives any objections that it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

                  13.12. Third Party Beneficiaries. Nothing in this Agreement or any Ancillary Document is intended to, or shall be construed so as to create any third party beneficiary to this Agreement or otherwise confer any rights upon any person, firm or corporation that is not a party hereto, including, without limitation, any End User or Reseller.

                  13.13. Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

                  13.14. Publicity. Except as otherwise agreed to by the parties hereto in writing, the parties hereto each agree to hold all information heretofore or hereafter obtained from the others or such party's advisers about the others in confidence and to use the information so obtained only for the purpose of effectuating the transactions contemplated hereby, except as may be otherwise required by law. Notwithstanding the foregoing, the Purchaser acknowledges that PCN is a public company and, as such, is required to make certain public disclosure, including, without limitation, the filing of reports with the Securities and Exchange Commission and the issuance of a press release with respect to the execution by the parties hereto of this Agreement.

                  13.15. Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

                  13.16. Drafting Conventions. Any use herein of the phrase "and/or" shall be deemed to mean both "and" and "or". Any use herein of the phrase "including" shall be deemed to mean "including, without limitation". The masculine gender used herein shall be deemed to include the feminine and neuter genders, and vice-versa, and the singular or plural shall be deemed to include the plural or singular, as the case may be, when required by context. All terms defined herein shall be deemed to include the past tense of such terms.


14.      GLOSSARY

                  For purposes of this Agreement, the following terms shall have the definitions ascribed to them in this Agreement.

                  "A&M" shall mean Alvarez & Marsal, Inc.

                  "Account Receivable Schedule" is defined in Section 5.9 of the Agreement.

                  "Accounts Receivable" is defined in Section 1.1(f) of the Agreement.

                  "Accounts Payable" is defined in Section 3.1(a) of the Agreement.

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

                  "Acquired Inventory" is defined in Section 1.1(m) of the Agreement.

                  "Affiliate" is defined in Section 1.1 of the Agreement.






                  "Agreement" shall mean this Asset Purchase Agreement.

                  "Ancillary Documents" is defined in Section 10.2(e) of the Agreement.

                  "Applicable Customer" is defined in Section 9.7(c)(i) of the Agreement.

                  "Asserted End-User Claim" is defined in Section 12.6 of the Agreement.

                  "Assets" is defined in Section 1.1 of the Agreement.

                  "Assumed Lease" is defined in Section 5.12 of the Agreement.

                  "Assumed Liabilities" is defined in Section 3.1 of the Agreement.

                  "Assumed Commissions" is defined in Section 9.3(c) of the Agreement.

                  "Books and Records" is defined in Section 1.1(i) of the Agreement.

                  "Cash Payment" is defined in Section 2.1(a) of the Agreement.

                  "Closing Date" is defined in Section 4 of the Agreement.

                  "Closing" is defined in Section 4 of the Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986.

                  "Commercial Business" is defined in the Background section to the Agreement.

                  "Commissions" is defined in Section 9.7(b) of the Agreement.

                  "Commitments" is defined in Section 5.12.4 of the Agreement.

                  "Deferred  Software  Maintenance  Obligation"  is  defined  in
Section 3.1(b) of the Agreement.

                  "Deferred  Hardware  Maintenance  Obligation"  is  defined  in
Section 3.1(c) of the Agreement.

                  "Designated Employees" is defined in Section 9.3(a) of the Agreement.

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

                  "Designated Software" is defined in Section 1.7.1(b) of the Agreement.

                  "End Users Agreements" is defined in Section 1.1(c) of the Agreement.

                  "End-Users" is defined in Section 1.1(c) of the Agreement.

                  "Equipment Leases" is defined in Section 1.1(h) of the Agreement.

                  "Equipment" is defined in Section 1.1(g) of the Agreement.

                  "Esker"  means Esker, Inc.

                  "Excluded Provisions" is defined in Section 12.3(b) of the Agreement.

                  "Excluded   Agreement"  is  defined  in  Section  9.8  of  the
Agreement.

                  "Exclusivity Period" is defined in Section 9.7(c)(ii) of the Agreement.

                  "Exclusivity   Termination   Date"  is   defined   in  Section
9.7(c)(iii) of the Agreement.

                  "Facility Transition Period" is defined in Section 9.4 of the Agreement.

                  "Facility Termination Date" is defined in Section 9.4 of the Agreement.

                  "Facility   Equipment"  is  defined  in  Section  9.4  of  the
Agreement.

                  "Facility   Licenses"   is  defined  in  Section  9.4  of  the
Agreement.

                  "Facility Fee" is defined in Section 9.4 of the Agreement.

                  "Facility" and "Facilities" are defined in Section 9.4 of the Agreement.

                  "Hardware Support Agreement" is defined in Section 10.2(e)(ii) of the

Agreement.

                  "IBM" means International Business Machines Corporation.

                  "Indemnified   Party"  is  defined  in  Section  12.4  of  the
Agreement.






                  "Intellectual Property" is defined in Section 1.1(e) of the Agreement.

                  "IRS" shall mean the Internal Revenue Service.

                  "Jointly Owned Software" is defined in Section 1.7.2(a) of the Agreement.

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

                  "Lease Termination Date" is defined in Section 9.4 of the Agreement.

                  "Lenders" is defined in Section 10.2(e)(vii) of the Agreement.

                  "Losses" is defined in Section 12.1 of the Agreement.

                  "Medical Business" is defined in the Background section to the Agreement.

                  "Millennium Compliant" is defined in Section 5.14(b) of the Agreement.

                  "Minimum Indemnity Amount" is defined in Section 12.3(a) of the Agreement.

                  "OEM Agreement" is defined in Section 1.2(g) of the Agreement.

                  "Patch" is defined in Section 9.11 of the Agreement.

                  "Payment" is defined in Section 1.6 of the Agreement.

                  "PCN" is defined in the preamble to this Agreement.

                  "PCN Designee" is defined in Section 9.7(c)(iv) of the Agreement.

                  "Practice Management System Business" is defined in Section 1.7.1(d) of the Agreement.

                  "Price Quote" is defined in Section 9.6 of the Agreement.

                  "Printed Products" is defined in Section 9.7(c)(v) of the Agreement.

                  "Purchase Period" is defined in Section 9.6 of the Agreement.

                  "Purchase Price" is defined in Section 2.1 of the Agreement.

                  "Purchaser Receivables" is defined in Section 1.6 of the Agreement.

                  "Purchaser Business" is defined in Section 1.7.1(d) of the Agreement.

                  "Purchaser Indemnified Parties" is defined in Section 12.1 of the Agreement.

                  "Purchaser" is defined in the preamble to the Agreement.

                  "Real Property Leases" is defined in Section 5.15(a) of the Agreement.

                  "Remedial Costs" is defined in Section 12.6 of the Agreement.

                  "Remedial   Services"  is  defined  in  Section  12.6  of  the
Agreement.

                  "Reseller Agreement" is defined in Section 10.2(e)(iii) of the Agreement.

                  "Reseller Agreements" is defined in Section 1.1(d) of the Agreement.

                  "Resellers" is defined in Section 1.1(d) of the Agreement.

                  "Retained Liabilities" is defined in Section 3.2 of the Agreement.

                  "Retained Assets" is defined in Section 1.2 of the Agreement.

                  "Retained Claim" is defined in Section 12.6 of the Agreement.

                  "Risc Agreements" is defined in Section 1.2 of the Agreement.

                  "Schedule Date" is defined in Section 3.1(b) of the Agreement.

                  "Second Level Support Service" is defined in Section 1.7.2(g) of the Agreement.

                  "Section 5.16(a) Occurrence" is defined in Section 5.16(a) of the Agreement.

                  "Seller Indemnified Parties" is defined in Section 12.1 of the Agreement.

                  "Seller" is defined in the preamble to the Agreement.

                  "Severance Payment" is defined in Section 9.3(b) of the Agreement.

                  "Statement of Net Assets" is defined in Section 5.6(a) of the Agreement.

                  "Stay-Put Bonuses" is defined in Section 5.18(c) of the Agreement.

                  "Sublease" is defined in Section 9.9 of the Agreement.

                  "Suggested Remedial Services" is defined in Section 12.6 of the Agreement.

                  "Support Period" is defined in Section 1.7.2(g) of the Agreement.

                  "Support Transition Date" is defined in Section 9.5(a) of the Agreement.

                  "Support Agreement" is defined in Section 9.5(a) of the Agreement.

                  "System Product" is defined in Section 9.6 of the Agreement.

                  "Telephone Equipment" is defined in Section 1.1(g) of the Agreement.

                  "Third Level Support Service" is defined in Section 1.7.2(g) of the Agreement.

                  "Transition   Services   Agreement"   is  defined  in  Section
10.2(e)(i) of the Agreement.

                  "Versyss" is defined in the preamble to the Agreement.

                  "XRTS" is defined in Section 1.7.1(a) of the Agreement.

                  "XRTS-Code" is defined in Section 1.7.1(a) of the Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective names by an officer thereunto duly authorized on the date first above written.



PHYSICIAN COMPUTER NETWORK,            VERSYSS INCORPORATED
INC.


By:____________________________        By:_____________________________




HOLBROOK SYSTEMS, INC.


By:_____________________________



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